Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-253421

GS Finance Corp. $552,000 ETF-Linked Notes due 2024 guaranteed by The Goldman Sachs Group, Inc.

The notes do not bear interest. The amount that you will be paid on your notes on the stated maturity date (November 22, 2024) is based on the lesser performing of the the iShares® Global Clean Energy ETF, the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund as measured from the trade date (November 19, 2021) to and including the determination date (November 19, 2024).

The return on your notes is linked to the performances of the iShares® Global Clean Energy ETF, the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund (each, an ETF), and not to that of the S&P Global Clean Energy Index, Industrials Select Sector Index or the Technology Select Sector Index (each, an index) on which the respective ETFs are based. In addition, the iShares® Global Clean Energy ETF follows a strategy of “representative sampling”, which means the iShares® Global Clean Energy ETF’s holdings may not be the same as those of its index. The performance of any ETF may significantly diverge from that of its index.

The Technology Select Sector SPDR® Fund was reconstituted in September 2018, removing companies such as Alphabet, Inc., Facebook Inc., AT&T Inc. and Verizon Communications, Inc., which previously represented a significant percentage of the Technology Select Sector SPDR® Fund. As a result, the current composition of the Technology Select Sector SPDR® Fund and its index is significantly different from that of the Technology Select Sector SPDR® Fund and its index before such changes and any performance information prior to September 2018 should not be taken into account when considering past or future performance of the Technology Select Sector Index or the Technology Select Sector SPDR® Fund.

If the final level of each ETF on the determination date is greater than or equal to its initial level ($24.69 with respect to the iShares® Global Clean Energy ETF, $105.73 with respect to the Industrial Select Sector SPDR® Fund and $171.31 with respect to the Technology Select Sector SPDR® Fund), the return on your notes will be positive or zero and will equal the participation rate of 1.84 times the ETF return of the lesser performing ETF.

If the final level of any ETF is less than its initial level, but the final level of each ETF is greater than or equal to 70% of its initial level, you will receive the face amount of your notes.

If the final level of any ETF is less than 70% of its initial level, the return on your notes will be negative.

The amount that you will be paid on your notes at maturity is based on the performance of the ETF with the lowest ETF return. The ETF return for each ETF is the percentage increase or decrease in the final level of such ETF from its initial level. On the stated maturity date, for each $1,000 face amount of your notes, you will receive an amount in cash equal to:

●

if the ETF return of each ETF is greater than or equal to 0% (the final level of each ETF is greater than or equal to its initial level), the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the participation rate times (c) the lesser performing ETF return;

●

if the ETF return of any ETF is less than 0%, but the ETF return of each ETF is greater than or equal to -30% (the final level of any ETF is less than its initial level but the final level of each ETF is greater than or equal to 70% of its initial level), $1,000; or

●

if the ETF return of any ETF is less than -30% (the final level of any ETF is less than 70% of its initial level), the sum of (i) $1,000 plus (ii) the product of (a) the lesser performing ETF return times (b) $1,000. You will receive less than 70% of the face amount of your notes.

You should read the disclosure herein to better understand the terms and risks of your investment, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-12.

The estimated value of your notes at the time the terms of your notes are set on the trade date is equal to approximately $970 per $1,000 face amount. For a discussion of the estimated value and the price at which Goldman Sachs & Co. LLC would initially buy or sell your notes, if it makes a market in the notes, see the following page.

Original issue date:	November 24, 2021	Original issue price:	100% of the face amount
Underwriting discount:	0.5% of the face amount	Net proceeds to the issuer:	99.5% of the face amount

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 4,442 dated November 19, 2021.

The issue price, underwriting discount and net proceeds listed above relate to the notes we sell initially. We may decide to sell additional notes after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in notes will depend in part on the issue price you pay for such notes.

GS Finance Corp. may use this prospectus in the initial sale of the notes. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Notes

The estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $970 per $1,000 face amount, which is less than the original issue price. The value of your notes at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell notes (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your notes at the time of pricing, plus an additional amount (initially equal to $30 per $1,000 face amount).

Prior to February 19, 2022, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your notes (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero on a straight-line basis from the time of pricing through February 18, 2022). On and after February 19, 2022, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your notes (if it makes a market) will equal approximately the then-current estimated value of your notes determined by reference to such pricing models.

About Your Prospectus

The notes are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your notes and therefore should be read in conjunction with such documents:

●General terms supplement no. 2,913 dated June 17, 2021

●Prospectus supplement dated March 22, 2021

●Prospectus dated March 22, 2021

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your notes.

We refer to the notes we are offering by this pricing supplement as the “offered notes” or the “notes”. Each of the offered notes has the terms described below. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. The notes will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The notes will be issued in book-entry form and represented by master note no. 3, dated March 22, 2021.

TERMS AND CONDITIONS

CUSIP / ISIN: 40057K5T6 / US40057K5T61

Company (Issuer): GS Finance Corp.

Guarantor: The Goldman Sachs Group, Inc.

Underliers (each individually, an underlier): the iShares® Global Clean Energy ETF (current Bloomberg symbol: “ICLN UP Equity”), or any successor underlier, the Industrial Select Sector SPDR® Fund (current Bloomberg symbol: “XLI UP Equity”), or any successor underlier, and Technology Select Sector SPDR® Fund (current Bloomberg symbol: “XLK UP Equity”), or any successor underlier, as each may be modified, replaced or adjusted from time to time as provided herein

Underlying indices (each individually, an underlying index): with respect to the iShares® Global Clean Energy ETF, the S&P Global Clean Energy Index, with respect to the Industrial Select Sector SPDR® Fund, the Industrials Select Sector Index, and with respect to the Technology Select Sector SPDR® Fund, the Technology Select Sector Index

Face amount: $552,000 in the aggregate on the original issue date; the aggregate face amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the trade date

Authorized denominations: $1,000 or any integral multiple of $1,000 in excess thereof

Principal amount:  On the stated maturity date, the company will pay, for each $1,000 of the outstanding face amount, an amount, if any, in cash equal to the cash settlement amount.

Cash settlement amount:

●

if the final underlier level of each underlier is greater than or equal to its initial underlier level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the upside participation rate times (c) the lesser performing underlier return;

●	if the final underlier level of any underlier is less than its initial underlier level but the final underlier level of each underlier is greater than or equal to its trigger buffer level, $1,000; or
●	if the final underlier level of any underlier is less than its trigger buffer level, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the lesser performing underlier return

Initial underlier level: $24.69 with respect to the iShares® Global Clean Energy ETF, $105.73 with respect to the Industrial Select Sector SPDR® Fund and $171.31 with respect to the Technology Select Sector SPDR® Fund

Final underlier level: with respect to an underlier, the closing level of such underlier on the determination date, subject to adjustment as provided in “—Consequences of a market disruption event or non-trading day” and “— Discontinuance or modification of an underlier” below

Underlier return: with respect to an underlier, the quotient of (i) its final underlier level minus its initial underlier level divided by (ii) its initial underlier level, expressed as a percentage

Upside participation rate: 184%

Lesser performing underlier return: the underlier return of the lesser performing underlier

Lesser performing underlier: the underlier with the lowest underlier return

Trigger buffer level: for each underlier, 70% of its initial underlier level

Trade date: November 19, 2021

Original issue date: November 24, 2021

Determination date: November 19, 2024, unless the calculation agent determines that, with respect to any underlier, a market disruption event occurs or is continuing on that day or that day is not otherwise a trading day. In the event the originally scheduled determination date is a non-trading day with respect to any underlier, the determination date will be the first day thereafter that is a trading day for all underliers (the “first qualified trading day”) provided that no market disruption event occurs or is continuing with respect to an underlier on that day. If a market disruption event with respect to an underlier occurs or is continuing on the originally scheduled determination date or the first qualified trading day, the determination date will be the first following trading day on which the calculation agent determines that each underlier has had at least one trading day (from and including the originally scheduled determination date or the first qualified trading day, as applicable) on which no market disruption event has occurred or is continuing and the closing level of each underlier will be determined on or prior to the postponed determination date as set forth under “— Consequences of a market disruption event or a non-trading day” below. (In such case, the determination date may differ from the date on which the level of an underlier is determined for the purpose of the calculations to be performed on the determination date.) In no event, however, will the determination date be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date, either due to the occurrence of serial non-trading days or due to the occurrence of one or more market disruption events. On such last possible determination date, if a market disruption event occurs or is continuing with respect to an underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such underlier, that day will nevertheless be the determination date.

Stated maturity date: November 22, 2024, unless that day is not a business day, in which case the stated maturity date will be postponed to the next following business day.  The stated maturity date will also be postponed if the determination date is postponed as described under “— Determination date” above. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date.

Closing level: on any trading day, with respect to an underlier, the closing sale price or last reported sale price, regular way, for such underlier on a per-share or other unit basis:

●	on the principal national securities exchange on which such underlier is listed for trading on that day, or
●	if such underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of such underlier.

If an underlier is not listed or traded as described above, then the closing level for such underlier on any day will be the average, as determined by the calculation agent, of the bid prices for such underlier obtained from as many dealers in such underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or the company’s affiliates.

The closing level of an underlier is subject to adjustment as described under “— Anti-dilution adjustments” below.

Trading day: with respect to an underlier, a day on which (a) the exchange on which such underlier has its primary listing is open for trading and (b) the price of one share of such underlier is quoted by the exchange on which such underlier has its primary listing

Successor underlier: with respect to an underlier, any substitute underlier approved by the calculation agent as a successor as provided under “— Discontinuance or modification of an underlier” below

Underlier investment advisor: with respect to an underlier, at any time, the person or entity, including any successor investment advisor, that serves as an investment advisor to such underlier as then in effect

Underlier stocks: with respect to an underlier, at any time, the stocks that comprise such underlier as then in effect, after giving effect to any additions, deletions or substitutions

Market disruption event: With respect to any given trading day, any of the following will be a market disruption event with respect to an underlier:

●

a suspension, absence or material limitation of trading in such underlier on its primary market for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,

●

a suspension, absence or material limitation of trading in option or futures contracts relating to such underlier in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

●	such underlier does not trade on what was the primary market for such underlier, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of the company or any of its affiliates or a similarly situated person to unwind all or a material portion of a hedge that could be effected with respect to this note.

The following events will not be market disruption events:

●	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and
●	a decision to permanently discontinue trading in option or futures contracts relating to such underlier.

For this purpose, an “absence of trading” in the primary securities market on which shares of such underlier are traded, or on which option or futures contracts, if available, relating to such underlier are traded, will not include any time when that market is itself closed for trading under ordinary circumstances.  In contrast, a suspension or limitation of trading in shares of such underlier or in option or futures contracts, if available, relating to such underlier in the primary market for such underlier or those contracts, by reason of:

●	a price change exceeding limits set by that market
●	an imbalance of orders relating to the shares of such underlier or those contracts, or
●	a disparity in bid and ask quotes relating to the shares of such underlier or those contracts,

will constitute a suspension or material limitation of trading in shares of such underlier or those contracts in that market.

A market disruption event with respect to one underlier will not, by itself, constitute a market disruption event for any unaffected underlier.

Consequences of a market disruption event or a non-trading day: With respect to any underlier, if a market disruption event occurs or is continuing on a day that would otherwise be the determination date, or such day is not a trading day, then the determination date will be postponed as described under “— Determination date” above. If the determination date is postponed to the last possible date due to the occurrence of serial non-trading days, the level of each underlier will be the calculation agent’s assessment of such level, in its sole discretion, on such last possible postponed determination date. If the determination date is postponed due to a market disruption event with respect to any underlier, the final underlier level with respect to the determination date will be calculated based on (i) for any underlier that is not affected by a market disruption event on the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing level of the underlier on that date, (ii) for any underlier that is affected by a market disruption event on the originally scheduled determination date or the first qualified trading day thereafter (if applicable), the closing level of the underlier on the first following trading day on which no market disruption event exists for such underlier and (iii) the calculation agent’s assessment, in its sole discretion, of the level of any underlier on the last possible postponed determination date with respect to such underlier as to which a market disruption event continues through the last possible postponed determination date. As a result, this could result in the final underlier level on the determination date of each underlier being determined on different calendar dates. For the avoidance of doubt, once the closing level for an underlier is determined for the determination date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Discontinuance or modification of an underlier: If an underlier is delisted from the exchange on which the underlier has its primary listing and its underlier investment advisor or anyone else publishes a substitute underlier that the calculation agent determines is comparable to such underlier and approves as a successor underlier, or if the calculation agent designates a substitute underlier, then the calculation agent will determine the cash settlement amount on the stated maturity date by reference to such successor underlier.

If the calculation agent determines that an underlier is delisted or withdrawn from the exchange on which the underlier has its primary listing and there is no successor underlier, the calculation agent will determine the cash settlement amount on the stated maturity date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlier.

If the calculation agent determines that an underlier, the underlier stocks comprising such underlier or the method of calculating such underlier is changed at any time in any respect — including any split or reverse split of the underlier, a material change in the investment objective of the underlier and any addition, deletion or substitution and any reweighting or rebalancing of such underlier and whether the change is made by the underlier investment advisor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the underlier stocks or their issuers or is due to any other reason — then the calculation agent will be permitted (but not required) to make such adjustments in such underlier or the method of its calculation as it believes are appropriate to ensure that the levels of such underlier used to determine the cash settlement amount on the stated maturity date is equitable.

All determinations and adjustments to be made by the calculation agent with respect to an underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Anti-dilution adjustments: the calculation agent will have discretion to adjust the closing level of an underlier if certain events occur (including those described above under “— Discontinuance or modification of an underlier”). In the event that any event other than a delisting or withdrawal from the relevant exchange occurs, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of such underlier or any other term. The calculation agent shall have no obligation to make an adjustment for any such event.

Calculation agent: Goldman Sachs & Co. LLC (“GS&Co.”)

Tax characterization: The holder, on behalf of itself and any other person having a beneficial interest in this note, hereby agrees with the company (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize this note for all U.S. federal income tax purposes as a pre-paid derivative contract in respect of the underliers.

Overdue principal rate: the effective Federal Funds rate

HYPOTHETICAL EXAMPLES

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the impact that various hypothetical closing levels of the underliers on the determination date could have on the cash settlement amount at maturity assuming all other variables remain constant.

The examples below are based on a range of underlier levels that are entirely hypothetical; no one can predict what the closing level of any underlier will be on any day throughout the life of your notes or what the final underlier level of the lesser performing underlier will be on the determination date. The underliers have been highly volatile in the past — meaning that the underlier levels have changed substantially in relatively short periods — and their performance cannot be predicted for any future period.

The information in the following examples reflects hypothetical rates of return on the offered notes assuming that they are purchased on the original issue date at the face amount and held to the stated maturity date. If you sell your notes in a secondary market prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples below, such as interest rates, the volatility of the underliers, the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor. In addition, the estimated value of your notes at the time the terms of your notes are set on the trade date (as determined by reference to pricing models used by GS&Co.) is less than the original issue price of your notes. For more information on the estimated value of your notes, see “Additional Risk Factors Specific to Your Notes — The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes” on page PS-12 of this pricing supplement. The information in the examples also reflects the key terms and assumptions in the box below.

Key Terms and Assumptions
Face amount	$1,000
Upside participation rate	184%
Trigger buffer level	with respect to each underlier, 70% of its initial underlier level
Neither a market disruption event nor a non-trading day occurs on the originally scheduled determination date

No change in or affecting any underlier, any underlier stock, any policy of the applicable underlier investment advisor or any method by which the applicable underlying index sponsor calculates its underlying index

Notes purchased on original issue date at the face amount and held to the stated maturity date

For these reasons, the actual performance of the underliers over the life of your notes, as well as the amount payable at maturity, if any, may bear little relation to the hypothetical examples shown below or to the historical underlier levels shown elsewhere in this pricing supplement. For information about the underlier levels during recent periods, see “The Underliers — Historical Closing Levels of the Underliers” on page PS-54. Before investing in the notes, you should consult publicly available information to determine the underlier levels between the date of this pricing supplement and the date of your purchase of the notes.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the underlier stocks.

The levels in the left column of the table below represent hypothetical final underlier levels of the lesser performing underlier and are expressed as percentages of the initial underlier level of the lesser performing underlier. The amounts in the right column represent the hypothetical cash settlement amounts, based on the corresponding hypothetical final underlier level of the lesser performing underlier, and are expressed as percentages of the face amount of a note (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical cash settlement amount of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding face amount of the offered notes on the stated maturity date would equal 100.000% of the face amount of a note, based on the corresponding hypothetical final underlier level of the lesser performing underlier and the assumptions noted above.

Hypothetical Final Underlier Level of the Lesser Performing Underlier (as Percentage of Initial Underlier Level)	Hypothetical Cash Settlement Amount at Maturity (as Percentage of Face Amount)
200.000%	284.000%
175.000%	238.000%
150.000%	192.000%
125.000%	146.000%
100.000%	100.000%
95.000%	100.000%
85.000%	100.000%
75.000%	100.000%
70.000%	100.000%
69.999%	69.999%
50.000%	50.000%
25.000%	25.000%
0.000%	0.000%

If, for example, the final underlier level of the lesser performing underlier were determined to be 25.000% of its initial underlier level, the cash settlement amount that we would deliver on your notes at maturity would be 25.000% of the face amount of your notes, as shown in the table above. As a result, if you purchased your notes on the original issue date at the face amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your notes at a premium to face amount you would lose a correspondingly higher percentage of your investment).

The following chart shows a graphical illustration of the hypothetical cash settlement amounts that we would pay on your notes on the stated maturity date, if the final underlier level of the lesser performing underlier were any of the hypothetical levels shown on the horizontal axis. The hypothetical cash settlement amounts in the chart are expressed as percentages of the face amount of your notes and the hypothetical final underlier levels of the lesser performing underlier are expressed as percentages of its initial underlier level. The chart shows that any hypothetical final underlier level of the lesser performing underlier of less than 70.000% (the section left of the 70.000% marker on the horizontal axis) would result in a hypothetical cash settlement amount of less than 100.000% of the face amount of your notes (the section below the 100.000% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes.

Note Performance
Underlier Performance
Hypothetical Cash Settlement Amount as % of Face Amount
0
50
100
150
200
250
100%
70%
0
25
50
75
100
125
150
175
200
Hypothetical Final Underlier Level of the Lesser Performing Underlier as % of Initial Underlier Level

The cash settlement amounts shown above are entirely hypothetical; they are based on market prices for the underlier stocks that may not be achieved on the determination date and on assumptions that may prove to be erroneous. The actual market value of your notes on the stated maturity date or at any other time, including any time you may wish to sell your notes, may bear little relation to the hypothetical cash settlement amounts shown above, and these amounts should not be viewed as an indication of the financial return on an investment in the offered notes. The hypothetical cash settlement amounts on notes held to the stated maturity date in the examples above assume you purchased your notes at their face amount and have not been adjusted to reflect the actual issue price you pay for your notes. The return on your investment (whether positive or negative) in your notes will be affected by the amount you pay for your notes. If you purchase your notes for a price other than the face amount, the return on your investment will differ from, and may be significantly lower than, the hypothetical returns suggested by the above examples. Please read “Additional Risk Factors Specific to Your Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” on page PS-14.

Payments on the notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on the notes are economically equivalent to a combination of an interest-bearing bond bought by the holder and one or more options entered into between the holder and us (with one or more implicit option premiums paid over time). The discussion in this paragraph does not modify or affect the terms of the notes or the U.S. federal income tax treatment of the notes, as described elsewhere in this pricing supplement.

We cannot predict the actual final underlier levels or what the market value of your notes will be on any particular trading day, nor can we predict the relationship between the closing levels of the underliers and the market value of your notes at any time prior to the stated maturity date. The actual amount that you will receive, if any, at maturity and the rate of return on the offered notes will depend on the final underlier levels determined by the calculation agent as described above.  Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate.  Consequently, the amount of cash to be paid in respect of your notes, if any, on the stated maturity date may be very different from the information reflected in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO YOUR NOTES

An investment in your notes is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Securities” in the accompanying general terms supplement no. 2,913. You should carefully review these risks and considerations as well as the terms of the notes described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement no. 2,913. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., with respect to an underlier to which your notes are linked, the stocks comprising such underlier. You should carefully consider whether the offered notes are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Notes

The original issue price for your notes exceeds the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth above under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your notes as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed above under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” on page S-10 of the accompanying general terms supplement no. 2,913.

The Notes Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the notes will be based on the performance of each underlier, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc. as guarantor of the notes. The notes are our unsecured obligations.  Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness.  Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness.  See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer — Guarantee by The Goldman Sachs Group, Inc.” on page 68 of the accompanying prospectus.

You May Lose Your Entire Investment in the Notes

You can lose your entire investment in the notes. The cash settlement amount on your notes, if any, on the stated maturity date will be based on the performance of the lesser performing of the underliers as measured from their initial underlier levels to their closing levels on the determination date. If the final underlier level of any underlier is less than its trigger buffer level, you will have a loss for each $1,000 of the face amount of your notes equal to the product of (i) $1,000 times (ii) the lesser performing underlier return. Thus, you may lose your entire investment in the notes, which would include any premium to face amount you paid when you purchased the notes.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

The Amount Payable on Your Notes Is Not Linked to the Levels of the Underliers at Any Time Other than the Determination Date

The final underlier level of each underlier will be based on the closing level of such underlier on the determination date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the closing level of one underlier dropped precipitously on the determination date, the cash settlement amount for your notes may be significantly less than it would have been had the cash settlement amount been linked to the closing level of the underlier prior to such drop.  Although the actual closing levels of the underliers on the stated maturity date or at other times during the life of your notes may be higher than the closing levels of the underliers on the determination date, you will not benefit from the closing levels of the underliers at any time other than on the determination date.

The Cash Settlement Amount Will Be Based Solely on the Lesser Performing Underlier

The cash settlement amount will be based on the lesser performing underlier without regard to the performance of the other underlier. As a result, you could lose all or some of your initial investment if the lesser performing underlier return is negative, even if there is an increase in the level of the other underlier. This could be the case even if the other underlier increased by an amount greater than the decrease in the lesser performing underlier.

The Return on Your Notes May Change Significantly Despite Only a Small Change in the Level of the Lesser Performing Underlier

If the final underlier level of the lesser performing underlier is less than its trigger buffer level, you will receive less than the face amount of your notes and you could lose all or a substantial portion of your investment in the notes. This means that while a decrease in the final underlier level of the lesser performing underlier to its trigger buffer level will not result in a loss of principal on the notes, a decrease in the final underlier level of the lesser performing underlier to less than its trigger buffer level will result in a loss of a significant portion of the face amount of the notes despite only a small change in the level of the lesser performing underlier.

Your Notes Do Not Bear Interest

You will not receive any interest payments on your notes. As a result, even if the cash settlement amount payable for your notes on the stated maturity date exceeds the face amount of your notes, the overall return you earn on your notes may  be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

When we refer to the market value of your notes, we mean the value that you could receive for your notes if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your notes, including:

●	the levels of the underliers;
●	the volatility - i.e., the frequency and magnitude of changes - in the closing levels of the underliers;
●	the dividend rates of the underlier stocks;
●

economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the underlier stocks, and which may affect the closing level of the underlier or underliers;

●	interest rates and yield rates in the market;
●	the time remaining until your notes mature; and
●

our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your notes may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in notes with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the underliers based on their historical performance.

If You Purchase Your Notes at a Premium to Face Amount, the Return on Your Investment Will Be Lower Than the Return on Notes Purchased at Face Amount and the Impact of Certain Key Terms of the Notes Will Be Negatively Affected

The cash settlement amount will not be adjusted based on the issue price you pay for the notes. If you purchase notes at a price that differs from the face amount of the notes, then the return on your investment in such notes held to the stated maturity date will differ from, and may be substantially less than, the return on notes purchased at face amount. If you purchase your notes at a premium to face amount and hold them to the stated maturity date, the return on your investment in the notes will be lower than it would have been had you purchased the notes at face amount or a discount to face amount.

We May Sell an Additional Aggregate Face Amount of the Notes at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate face amount of the notes subsequent to the date of this pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

The Return on Your Notes Will Not Reflect Any Dividends Paid on the Underliers or the Underlier Stocks

The return on your notes will not reflect the return you would realize if you actually owned the underliers and received the distributions paid on the shares of such underliers. You will not receive any dividends that may be paid on any of the underlier stocks by the underlier stock issuers or the shares of the underliers. See “— You Have No Shareholder Rights or Rights to Receive Any Shares of the Underliers or Any Underlier Stock” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of the Underliers or Any Underlier Stock

Investing in your notes will not make you a holder of any shares of the underliers or any underlier stocks. Neither you nor any other holder or owner of your notes will have any rights with respect to the underliers or the underlier stocks, including any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underliers or the underlier stocks or any other rights of a holder of any shares of the underliers or the underlier stocks. Your notes will be paid in cash and you will have no right to receive delivery of any shares of the underliers or any underlier stocks.

Additional Risks Related to the Underliers
Except to the Extent GS&Co. and One or More of Our Other Affiliates Act as Authorized Participants in the Distribution of, and, at Any Time, May Hold, Shares of, the Underliers, There Is No Affiliation Between the Underlier Investment Advisors and Us

GS&Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of the underliers, and, at any time, may hold shares of the underliers. Goldman Sachs is not otherwise affiliated with the underlier investment advisors or the issuers of the underlier stocks. Our affiliates may currently or from time to time in the future engage in business with issuers of the underlier stocks. Nevertheless, neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the underlier or the issuers of the underlier stocks. You, as an investor in the notes, should make your own investigation into the underliers and the issuers of the underlier stocks.

Neither the underlier investment advisors nor any issuers of the underlier stocks are involved in the offering of the notes in any way and none of them have any obligation of any sort with respect to the notes. Neither the underlier investment advisors nor any such issuers have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of the notes.

Additional Risks Related to the iShares® Global Clean Energy ETF

An Investment in the Offered Notes Is Subject to Risks Associated with Foreign Securities Markets

The value of your notes is linked, in part, to the iShares® Global Clean Energy ETF, which holds, in part, stocks traded in one or more foreign securities markets, including the equity markets of emerging market countries. Investments linked to the value of foreign equity securities involve particular risks. Any foreign securities market may be less liquid, more volatile and affected by global or domestic market developments in a different way than are the U.S. securities market or other foreign securities markets. Both government intervention in a foreign securities market, either directly or indirectly, and cross-shareholdings in foreign companies, may affect trading prices and volumes in that market. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission. Further, foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices of securities in a foreign country are subject to political, economic, financial and social factors that are unique to such foreign country's geographical region. These factors include: recent changes, or the possibility of future changes, in the applicable foreign government's economic and fiscal policies; the possible implementation of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities; fluctuations, or the possibility of fluctuations, in currency exchange rates; and the possibility of outbreaks of hostility, political instability, natural disaster or adverse public health developments. For example, the United Kingdom ceased to be a member of the European Union on January 31, 2020 (an event commonly referred to as “Brexit”). The effects of Brexit are uncertain, and, among other things, Brexit has contributed, and may continue to contribute, to volatility in the prices of securities of companies located in Europe (or elsewhere) and currency exchange rates, including the valuation of the euro and British pound in particular. Any one of these factors, or the combination of more than one of these factors, could negatively affect such foreign securities market and the price of securities therein. Further, geographical regions may react to global factors in different ways, which may cause the prices of securities in a foreign securities market to fluctuate in a way that differs from those of securities in the U.S. securities market or other foreign securities markets. Foreign economies may also differ from the U.S. economy in important respects, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency, which may have a positive or negative effect on foreign securities prices.

Because foreign exchanges may be open on days when the iShares® Global Clean Energy ETF is not traded, the value of the securities underlying such underlier may change on days when shareholders will not be able to purchase or sell shares of such underlier. This could result in premiums or discounts to an underlier’s net asset value that may be greater than those experienced by an underlier that does not hold foreign assets.

The iShares® Global Clean Energy ETF may hold stocks traded in the equity markets of emerging market countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. It will also likely be more costly and difficult for the underlier investment advisor to enforce the laws or regulations of a foreign country or trading facility, and it is possible that the foreign country or trading facility may not have laws or regulations which adequately protect the rights and interests of investors in the stocks included in the underlier.

Your Investment in the Notes Will Be Subject to Foreign Currency Exchange Rate Risk

The iShares® Global Clean Energy ETF may hold assets that are denominated in non-U.S. dollar currencies. The value of the assets held by the iShares® Global Clean Energy ETF that are denominated in non-U.S. dollar currencies will be adjusted to reflect their U.S. dollar value by converting the price of such assets from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which an asset is denominated, the level of an underlier may not increase even if the non-dollar value of the asset held by such underlier increases.

Foreign currency exchange rates vary over time, and may vary considerably during the term of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

●	existing and expected rates of inflation;
●	existing and expected interest rate levels;
●	the balance of payments among countries;
●	the extent of government surpluses or deficits in the relevant foreign country and the United States; and
●	other financial, economic, military, public health and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The market price of the notes and level of the iShares® Global Clean Energy ETF could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad or other de facto restrictions on the repatriation of U.S. dollars.

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries are in the process of investigating the potential manipulation of published currency exchange rates.  If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been.  Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes.  In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations.  Any such changes or reforms could also adversely impact your notes.

Government Regulatory Action, Including Legislative Acts and Executive Orders, Could Result in Material Changes to the Composition of an Underlier with Underlier Stocks from One or More Foreign Securities Markets and Could Negatively Affect Your Investment in the Notes

Government regulatory action, including legislative acts and executive orders, could cause material changes to the composition of an underlier with underlier stocks from one or more foreign securities markets and could negatively affect your investment in the notes in a variety of ways, depending on the nature of such government regulatory action and the underlier stocks that are affected. For example, recent executive orders issued by the United States Government prohibit United States persons from purchasing or selling publicly traded securities of certain companies that are determined to operate or have operated in the defense and related materiel sector or the surveillance technology sector of the economy of the People’s Republic of China, or publicly traded securities that are derivative of, or that are designed to provide investment exposure to, those securities (including indexed notes). If the prohibitions in those executive orders (or prohibitions under other government regulatory action) become applicable to underlier stocks that are currently included in an underlier or that in the future are included in an underlier, such underlier stocks may be removed from an underlier. If government regulatory action results in the removal of underlier stocks that have (or historically have had) significant weight in an underlier, such removal could have a material and negative effect on the level of such underlier and, therefore, your investment in the notes. Similarly, if underlier stocks that are subject to those executive orders or subject to other government regulatory action are not removed from an underlier, the value of the notes could be materially and negatively affected, and transactions in, or holdings of, the notes may become prohibited under United States law. Any failure to remove such underlier stocks from an underlier could result in the loss of a significant portion or all of your investment in the notes, including if you attempt to divest the notes at a time when the value of the notes has declined.

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not

Your notes are linked to an underlier that holds assets denominated in non-U.S. dollar currencies. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies in which the underlier is denominated or in which the underlier stocks trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account in relating the value of your notes to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the underlier used to calculate the amount payable on your notes. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

The Policies of the iShares® Global Clean Energy ETF’s Investment Advisor, BlackRock Fund Advisors, and the Sponsor of Its Underlying Index, S&P Dow Jones Indices LLC, Could Affect the Amount Payable on Your Notes and Their Market Value

The underlier’s investment advisor, BlackRock Fund Advisors (“BFA” or the “underlier investment advisor”) may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the underlier investment advisor concerning the calculation of the net asset value of the iShares® Global Clean Energy ETF, additions, deletions or substitutions of securities in the iShares® Global Clean Energy ETF and the manner in which changes affecting its underlying index are reflected in the iShares® Global Clean Energy ETF that could affect the market price of the shares of the iShares® Global Clean Energy ETF, and therefore, the amount payable on your notes on the stated maturity date. The amount payable on your notes and their market value could also be affected if the underlier investment advisor changes these policies, for example, by changing the manner in which it calculates the net asset value of the iShares® Global Clean Energy ETF, or if the underlier investment advisor discontinues or suspends calculation or publication of the net asset value of the iShares® Global Clean Energy ETF, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent — which initially will be GS&Co. — may determine the closing level of the iShares® Global Clean Energy ETF on the determination date — and thus the amount payable on the stated maturity date, if any — in a manner, in its sole discretion, it considers appropriate. We describe the discretion that the calculation agent will have in determining the closing level of the iShares® Global Clean Energy ETF on the determination date and the amount payable on your notes more fully under “Terms and Conditions — Discontinuance or modification of an underlier” on page PS-6 of this pricing supplement.

In addition, S&P Dow Jones Indices LLC (the “underlying index sponsor”) owns its underlying index and is responsible for the design and maintenance of its underlying index. The policies of the underlying index sponsor concerning the calculation of its underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in its underlying index, could affect the level of its underlying index and, consequently, could affect the market prices of shares of the iShares® Global Clean Energy ETF and, therefore, the amount payable on your notes and their market value.

There is No Assurance That an Active Trading Market Will Continue for the iShares® Global Clean Energy ETF or That There Will Be Liquidity in Any Such Trading Market; Further, the iShares® Global Clean Energy ETF is Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the iShares® Global Clean Energy ETF’s shares are listed for trading on the Nasdaq Stock Market (“Nasdaq”) and a number of similar products have been traded on Nasdaq or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the iShares® Global Clean Energy ETF or that there will be liquidity in the trading market.

In addition, the iShares® Global Clean Energy ETF is subject to management risk, which is the risk that the underlier investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the underlier investment advisor may select up to 20% of the iShares® Global Clean Energy ETF’s assets to be invested in shares of equity securities that are not included in its underlying index. In addition, the iShares® Global Clean Energy ETF’s investment advisor may be permitted to engage in securities lending with respect to a portion of an iShares® Global Clean Energy ETF’s total assets, which could subject the iShares® Global Clean Energy ETF to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all. The iShares® Global Clean Energy ETF is also not actively managed and may be affected by a general decline in market segments relating to its underlying index. The underlier investment advisor invests in securities included in, or representative of, its underlying index regardless of their investment merits. The underlier investment advisor does not attempt to take defensive positions in declining markets.

In addition, the iShares® Global Clean Energy ETF is subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories. Low trading volumes and volatile prices in less developed markets make trades harder to complete and settle, and governments or trade groups may compel local agents to hold securities in designated depositories that are not subject to independent evaluation. The less developed a country’s securities market is, the greater the likelihood of custody problems.

Further, the iShares® Global Clean Energy ETF is subject to listing standards adopted by Nasdaq. There can be no assurance that the iShares® Global Clean Energy ETF will continue to meet the applicable listing requirements, or that the iShares® Global Clean Energy ETF will not be delisted.

The iShares® Global Clean Energy ETF and Its Underlying Index are Different and the Performance of the iShares® Global Clean Energy ETF May Not Correlate with the Performance of Its Underlying Index

The iShares® Global Clean Energy ETF uses a representative sampling strategy (more fully described under “The Underliers”) to attempt to track the performance of its underlying index. The iShares® Global Clean Energy ETF may not hold all or substantially all of the equity securities included in its underlying index and may hold securities or assets not included in its underlying index. Therefore, while the performance of the iShares® Global Clean Energy ETF is generally linked to the performance of its underlying index, the performance of the iShares® Global Clean Energy ETF is also linked in part to shares of equity securities not included in its underlying index and to the performance of other assets, such as futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with the underlier investment advisor.

Imperfect correlation between the iShares® Global Clean Energy ETF’s portfolio securities and those in its underlying index, rounding of prices, changes to its underlying index and regulatory requirements may cause tracking error, which is the divergence of the iShares® Global Clean Energy ETF’s performance from that of its underlying index.

In addition, the performance of the iShares® Global Clean Energy ETF will reflect additional transaction costs and fees that are not included in the calculation of its underlying index and this may increase the tracking error of the iShares® Global Clean Energy ETF. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the performance differential between the iShares® Global Clean Energy ETF and its underlying index. Finally, because the shares of the iShares® Global Clean Energy ETF are traded on Nasdaq and are subject to market supply and investor demand, the market value of one share of the iShares® Global Clean Energy ETF may differ from the net asset value per share of the iShares® Global Clean Energy ETF.

For all of the foregoing reasons, the performance of the iShares® Global Clean Energy ETF may not correlate with the performance of its underlying index. Consequently, the return on the notes will not be the same as investing directly in the iShares® Global Clean Energy ETF or in its underlying index or in the underlier stocks or in its underlying index stocks, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of its underlying index.

The iShares® Global Clean Energy ETF is Concentrated in the Utilities Sector and Does Not Provide Diversified Exposure

The iShares® Global Clean Energy ETF is not diversified. The iShares® Global Clean Energy ETF’s assets are concentrated in the utilities sector, which means that the iShares® Global Clean Energy ETF is more likely to be more adversely affected by any negative performance of the utilities sector than an underlier that has more diversified holdings across a number of sectors. The utilities sector is subject to significant government regulation and oversight. Deregulation, however, may subject utility companies to greater competition and may reduce their profitability. Companies in the utilities sector may be adversely affected due to increases in fuel and operating costs, rising costs of financing capital construction and the cost of complying with regulations, among other factors.

There Is No Guarantee that the Underlying Index Will Reflect the Intended Theme and Sub-theme Exposures

The iShares® Global Clean Energy ETF relies on the underlying index sponsor for the identification of securities for inclusion in the underlying index that reflect themes and sub-themes and its performance may suffer if such securities are not correctly identified or if a theme or sub-theme develops in an unexpected manner. Performance may also suffer if the stocks included in the underlying index do not benefit from the development of such themes or sub-themes. Performance may also be impacted by the inclusion of non-theme-relevant exposures in the underlying index.

The Underlying Index of the iShares® Global Clean Energy ETF Underwent Significant Methodology Changes in April 2021 and October 2021; There Is Limited Historical Information of the iShares® Global Clean Energy ETF Tracking its Underlying Index After Any of the Methodology Changes Became Effective

Effective on April 19, 2021 and October 18, 2021, the underlying index of the iShares® Global Clean Energy ETF underwent significant methodology changes, including the expansion of the tracking index’s target constituent count. As a result, any historical information about the performance of the iShares® Global Clean Energy ETF for any period before October 18, 2021 will be during a period in which the iShares® Global Clean Energy ETF tracked its underlying index prior to the methodology changes, and therefore should not be considered information relevant to how the iShares® Global Clean Energy ETF will perform on or after October 18, 2021. In addition, the underlying index sponsor may make additional changes to the index methodology from time to time. See “The Underlying ETF — S&P Global Clean Energy Index” below for more information about the underlying index.

Additional Risks Related to the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund

The Policies of the Underlier Investment Advisor of the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund, SSGA Funds Management, Inc., and the Sponsor of the Underlying Indices, S&P, Could Affect the Amount Payable on Your Notes and Their Market Value

The underlier investment advisor of the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund, SSGA Funds Management, Inc., may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies of the underlier investment advisor concerning the calculation of the net asset value of the underliers, additions, deletions or substitutions of securities in the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund and the manner in which changes affecting the underlying index for an underlier is reflected in that underlier that could affect the market price of the shares of that underlier, and therefore, the amount payable on your notes on the stated maturity date. The amount payable on your notes and their market value could also be affected if the underlier investment advisor of the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund changes these policies, for example, by changing the manner in which it calculates the net asset value of an underlier, or if the underlier investment advisor discontinues or suspends calculation or publication of the net asset value of an underlier, in which case it may become difficult or inappropriate to determine the market value of your notes.

If events such as these occur, the calculation agent - which initially will be GS&Co. - may determine the closing level of an underlier on the determination date - and thus the amount payable on the stated maturity date, if any - in a manner, in its sole discretion, it considers appropriate. We describe the discretion that the calculation agent will have in determining the closing level of the underliers on the determination date and the amount payable on your notes more fully under “Terms and Conditions - Discontinuance or modification of an underlier” on page PS-6 of this pricing supplement.

In addition, S&P Dow Jones Indices LLC, the index sponsor of the underlying indices, owns the underlying indices and is responsible for the design and maintenance of the underlying indices. The policies of S&P concerning the calculation of an underlying index, including decisions regarding the addition, deletion or substitution of the equity securities included in such underlying index, could affect the level of such underlying index and, consequently, could affect the market price of shares of related underlier and, therefore, the amount payable on your notes and their market value.

There is No Assurance That an Active Trading Market Will Continue for the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund or That There Will Be Liquidity in Any Such Trading Market; Further, the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund Are Subject to Management Risks, Securities Lending Risks and Custody Risks

Although the shares of each of the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”), a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, and there is no assurance that an active trading market will continue for the shares of any underlier or that there will be liquidity in the trading market.

In addition, the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund are subject to management risk, which is the risk that the underlier investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, the underlier investment advisor may select up to 5% of an underlier’s assets to be invested in shares of equity securities that are not included in its underlying index. No underlier is actively managed and each underlier may be affected by a general decline in market segments relating to the respective underlying index. The underlier investment advisor invests in securities included in, or representative of, an applicable underlying index regardless of their investment merits. The underlier investment advisor does not attempt to take defensive positions in declining markets. In addition, the underlier investment advisor may be permitted to engage in securities lending with respect to a portion of each underlier's total assets, which could subject such underlier to the risk that the borrower of such loaned securities fails to return the securities in a timely manner or at all.

In addition, the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund are subject to custody risk, which refers to the risks in the process of clearing and settling trades and to the holding of securities by local banks, agents and depositories.

Further, the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund are subject to listing standards adopted by NYSE Arca. There can be no assurance that the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund will continue to meet the applicable listing requirements, or that one or more of the underliers will not be delisted.

Each of the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund and its Underlying Index are Different and the Performance of Each of the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund May Not Correlate With the Performance of its Underlying Index

Each of the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund will generally invest in substantially all of the securities included in its underlying index. There may, however, be instances where each underlier may choose to overweight one or more securities in its underlying index, purchase securities not included in its underlying index or utilize various combinations of other available investment techniques in seeking to track its underlying index. Although each of the Industrial Select Sector SPDR® Fund and the Technology Select Sector SPDR® Fund seeks to track the performance of its underlying index as closely as possible, the return of such underlier may not match or achieve a high degree of correlation with the return of its underlying index due to, among other things, operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. In addition, corporate actions with respect to the securities included in its underlying index, such as mergers and spin-offs, may impact the variance between an underlier and its underlying index. For example, the underlier investment advisor anticipates that it may take several business days for additions and deletions to an underlying index to be reflected in the portfolio composition of the applicable underlier. Finally, as the shares of each of the underliers are traded on the NYSE Arca and are affected by market forces such as supply and demand, economic conditions and other factors, the trading prices of one share of an underlier generally differ from (and may deviate significantly during periods of market volatility from) the daily net asset value per share of such underlier. For these reasons, the performance of each of the underliers may not correlate with the performance of its underlying index. Consequently, the amount payable on your notes will not be the same as investing directly in each underlier or in each underlying index or in any of the respective underlier stocks or in any of the respective stocks comprising such underlying index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of each underlying index.

Additional Risks Related to the Industrial Select Sector SPDR® Fund

The Industrial Select Sector SPDR® Fund is Concentrated in the Industrial Sector and Does Not Provide Diversified Exposure

The Industrial Select Sector SPDR® Fund is not diversified. The Industrial Select Sector SPDR® Fund’s assets will be concentrated in the Industrial sector, which means the Industrial Select Sector SPDR® Fund is more likely to be more adversely affected by any negative performance of the industrial sector than an ETF that has more diversified holdings across a number of sectors. Industrial companies are affected by supply and demand both for their specific product or service and for industrial sector products in general. Government regulation, world events, exchange rates and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities will likewise affect the performance of these companies. Aerospace and defense companies, a component of the industrial sector, can be significantly affected by government spending policies because companies involved in this industry rely, to a significant extent, on U.S. and foreign government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies are heavily influenced by governmental defense spending policies which are typically under pressure from efforts to control the U.S. (and other) government budgets. Transportation securities, also a component of the industrial sector, are cyclical and have occasional sharp price movements which may result from changes in the economy, fuel prices, labor agreements and insurance costs.

Additional Risks Related to the Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund is Concentrated in the Information Technology Sector and Does Not Provide Diversified Exposure

The Technology Select Sector SPDR® Fund is not diversified. The Technology Select Sector SPDR® Fund’s assets are concentrated in the Information Technology sector, which means the Technology Select Sector SPDR® Fund is more likely to be more adversely affected by any negative performance of the Information Technology sector than an underlier that has more diversified holdings across a number of sectors. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the Technology Select Sector SPDR® Fund’s investments. The value of stocks of technology companies and companies that rely heavily on technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the Information Technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.

In addition, the Technology Select Sector SPDR® Fund and underlying index were reconstituted in September 2018 to reflect updates to the GICS structure, which reduced diversification of the Technology Select Sector SPDR® Fund’s assets. As a result of the GICS changes, certain companies from the Information Technology sector or the former Telecommunication Services sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector. For example, due to the reclassification, several large companies generally recognized as technology companies, such as Facebook Inc. and Alphabet Inc., were moved out of the Information Technology sector into the new Communication Services sector. The Technology Select Sector SPDR® Fund now tracks the performance of only those technology companies that remain in the underlying index following its reconstitution, which excludes companies that have been reclassified under the Communication Services sector or the Consumer Discretionary sector. Consequently, the Technology Select Sector SPDR® Fund is less diversified than it was before this change to its portfolio. For more information, please see “The Technology Select Sector SPDR® Fund Was Reconstituted in September 2018 Based on Changes to the Technology Select Sector Index and No Longer Provides Exposure to Certain Companies that Were Previously Included in the Technology Select Sector Index and Heavily Weighted in the Technology Select Sector SPDR® Fund” below.

The Technology Select Sector SPDR® Fund May Be Disproportionately Affected By the Performance of a Small Number of Stocks

Although the Technology Select Sector SPDR® Fund held 75 stocks as of November 18, 2021, 43.89% of the Technology Select Sector SPDR® Fund was invested in just two stocks – Microsoft Corporation and Apple Inc. As a result, a decline in the prices of one or both of these stocks, including as a result of events negatively affecting one or both of these companies, may have the effect of significantly lowering the price of the Technology Select Sector SPDR® Fund even if none of the other stocks held by the Technology Select Sector SPDR® Fund are affected by such events. Because of the weighting of the holdings of the Technology Select Sector SPDR® Fund, the amount you receive at maturity could be less than the payment at maturity you would have received if you had invested in a product linked to an underlier that capped the maximum weight of any one stock to a low amount or that equally weighted all stocks held by such underlier.

The Technology Select Sector SPDR® Fund Was Reconstituted in September 2018 Based on Changes to the Technology Select Sector Index and No Longer Provides Exposure to Certain Companies that Were Previously Included in the Technology Select Sector Index and Heavily Weighted in the Technology Select Sector SPDR® Fund

Before the recent changes to the GICS® were implemented, the Technology Select Sector Index was designed to measure the performance of the companies assigned to the GICS® Information Technology sector and Telecommunication Services sector. As of the close of business on September 21, 2018, S&P and MSCI, Inc. updated the GICS® structure, which changes were effective for the Technology Select Sector Index as of the open of business on September 24, 2018. Among other things, the update broadened the Telecommunications Services sector and renamed it the Communication Services sector. The renamed sector includes the previously existing Telecommunication Services Industry group, as well as the Media Industry group, which was moved from the Consumer Discretionary sector and renamed the Media & Entertainment Industry group. The Media & Entertainment Industry group contains three industries: Media, Entertainment and Interactive Media & Services. The Entertainment industry contains the Movies & Entertainment sub-industry (which includes online entertainment streaming companies in addition to companies previously classified in such industry prior to September 21, 2018) and the Interactive Home Entertainment sub-industry (which includes companies previously classified in the Home Entertainment Software sub-industry prior to September 21, 2018 (when the Home Entertainment Software sub-industry was a sub-industry in the Information Technology sector)), as well as producers of interactive gaming products, including mobile gaming applications).

As a result of the above changes, certain companies from the Information Technology sector or the former Telecommunication Services sector were reclassified under the new Communication Services sector or the

Consumer Discretionary sector. For example, due to the reclassification, Facebook Inc., Alphabet Inc., Verizon Communications Inc., AT&T Inc., Activision Blizzard Inc., Electronic Arts Inc., Twitter Inc., Centurylink Inc. and Take-Two Interactive Software were moved from the Technology Select Sector Index to the Communication Services Select Sector Index, and eBay Inc. was moved from the Technology Select Sector Index to the Consumer Discretionary Select Sector Index. After the changes to GICS® were implemented, the Technology Select Sector SPDR® Fund liquidated a number of its holdings to reflect the above sector reclassifications. Prior to the removal of these companies during the Technology Select Sector SPDR® Fund’s rebalancing in September 2018, such companies represented a significant percentage (more than 25%) of the net asset value of the Technology Select Sector SPDR® Fund. In particular, over 17% of the Technology Select Sector SPDR® Fund was invested in just three of the above stocks prior to their removal— Facebook Inc., Alphabet Inc. Class C and Alphabet Inc. Class A.

The Technology Select Sector SPDR® Fund now tracks the performance of only those companies that remain in the Technology Select Sector Index following its reconstitution, which excludes those companies that have been reclassified under the new Communication Services sector or the Consumer Discretionary sector. It is possible that the stocks removed from the Technology Select Sector Index will perform better than the reconstituted Technology Select Sector Index, in which case the performance of your notes will be less than if the Technology Select Sector Index (and the Technology Select Sector SPDR® Fund) had not been affected by the GICS updates. Consequently, this change could adversely affect the performance of the Technology Select Sector SPDR® Fund over the term of the notes and, in turn, the return of the notes.

Limited Historical Information is Available Regarding the Technology Select Sector SPDR® Fund’s Performance Subsequent to the Recent Changes to its Holdings

The Technology Select Sector SPDR® Fund tracks the performance of the Technology Select Sector Index, which was reconstituted on September 24, 2018. Prior to the reconstitution of the underlying index, the Technology Select Sector Index was designed to measure the performance of companies assigned to the Information Technology sector and the former Telecommunication Services sector. The reconstituted Technology Select Sector Index now measures the performance of the companies assigned to the Information Technology sector. Moreover, a number of companies from the Information Technology sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector and consequently removed from the Technology Select Sector Index and the Technology Select Sector SPDR® Fund. As a result, the performance of the Technology Select Sector SPDR® Fund prior to its reconstitution in September 2018 might have been meaningfully different had it tracked the reconstituted Technology Select Sector Index at that time. As a result, limited historical underlier performance information will be available for you to consider in making an independent investigation of the Technology Select Sector SPDR® Fund performance, which may make it difficult for you to make an informed decision with respect to the notes.

Risks Related to Tax

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your notes, and any such guidance could adversely affect the value and the tax treatment of your notes. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – United States Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

Your Notes May Be Subject to the Constructive Ownership Rules

There exists a risk that the constructive ownership rules of Section 1260 of the Internal Revenue Code could apply to your notes. If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Notes, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Notes to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your notes.

THE UNDERLIERS

iShares® Global Clean Energy ETF

The shares of the iShares® Global Clean Energy ETF (the “ETF”) are issued by iShares® Trust, a registered investment company.

•

The ETF is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the S&P Global Clean Energy Index (the “index”). Effective April 19, 2021 and October 18, 2021, the index underwent significant methodology changes, including the expansion of the index’s target constituent count. See “— S&P Global Clean Energy Index” below for more information.

•	The ETF’s investment advisor is BlackRock Fund Advisors (“BFA”).
•	The ETF’s shares trade on the Nasdaq Stock Market LLC under the ticker symbol “ICLN”.
•	The iShares® Trust’s SEC CIK Number is 0001100663.
•	The ETF’s inception date was June 24, 2008.
•	The ETF’s shares are issued or redeemed only in creation units of 100,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the ETF based on the ETF’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the ETF and a set of other specified iShares® funds (together, the “funds”) as follows: 0.48% per annum of the average daily net assets of the funds less than or equal to $10.0 billion, plus 0.43% per annum of the average daily net assets of the funds on amounts in excess of $10.0 billion, up to and including $20.0 billion, plus 0.38% per annum of the average daily net assets of the funds on amounts in excess of $20.0 billion, up to and including $30.0 billion, plus 0.342% per annum of the average daily net assets of the funds on amounts in excess of $30.0 billion, up to and including $40.0 billion, plus 0.3078% per annum of the aggregate net assets in excess of $40.0 billion.  As of September 30, 2021, the expense ratio of the ETF was 0.42% per annum.

For additional information regarding iShares® Trust or BFA, please consult the reports (including the Annual Report to Shareholders on Form N−CSR for the fiscal year ended March 31, 2021) and other information iShares® Trust files with the SEC. In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the iShares® website at ishares.com/us/products/239738/ishares-global-clean-energy-etf. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement.

Investment Objective

The ETF seeks to achieve a return that corresponds generally to the price and yield performance, before fees and expenses, of the index. The ETF’s investment objective and the index may be changed without shareholder approval.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the S&P Global Clean Energy Index.

Representative Sampling

BFA uses a representative sampling indexing strategy to manage the ETF. This strategy involves investing in a representative sample of securities that collectively has an investment profile similar to that of the index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the index.

The ETF generally will invest at least 80% of its assets in the component securities of the index and in investments that have economic characteristics that are substantially identical to the component securities of the index (i.e., depositary receipts representing securities of the index) and may invest up to 20% of its assets in certain futures, options and swap contracts, cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates, as well as in securities not included in the index, but which BFA believes will help the ETF track the index. Also, the ETF may lend securities representing up to one-third of the value of the ETF’s total assets (including the value of the collateral received).

Tracking Error

The performance of the ETF and the index may vary due to a variety of factors, including differences between the securities and other instruments held in the ETF’s portfolio and those included in the index, pricing differences (including, as applicable, differences between a security’s price at the local market close and the ETF’s valuation of a security at the time of calculation of the ETF’s net asset value), transaction costs, the ETF’s holding of uninvested cash, differences in timing of the accrual of or the valuation of dividends or interest, the requirements to maintain pass-through tax treatment, portfolio transactions carried out to minimize the distribution of capital gains to shareholders, acceptance of custom baskets, changes to the index or the costs to the ETF of complying with various new or existing regulatory requirements. Tracking error also may result because the ETF incurs fees and expenses, while the index does not. BFA expects that, over time, the ETF’s tracking error will not exceed 5%. The ETF’s use of a representative sampling indexing strategy can be expected to produce a larger tracking error than would result if the ETF used a replication indexing strategy in which an ETF invests in substantially all of the securities in its index in approximately the same proportions as in the index.

Industry Concentration Policy

The ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated.

S&P Global Clean Energy Index

The S&P Global Clean Energy Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	was first launched on February 22, 2007 based on an initial value of 1,000 as of November 24, 2003; and
•	is sponsored by S&P Dow Jones Indices LLC (“S&P”).

The S&P Global Clean Energy Index measures the performance of companies in global clean energy related businesses from both developed and emerging markets, with a target constituent count of 100, selected from the constituents of the S&P Global Broad Market Index (“S&P Global BMI”). The S&P Global Clean Energy Index is a non-market capitalization weighted index, meaning the constituents have a user-defined weight (i.e., the product of a constituent’s float-adjusted market capitalization and exposure score (described below), subject to certain constituent weight caps (described below)). The S&P Global BMI includes more than 11,000 stocks selected from 25 developed and 25 emerging markets. The S&P Global Clean Energy Index is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information is available on the following websites: spglobal.com/spdji/en/indices/esg/sp-global-clean-energy-index and spglobal.com. We are not incorporating by reference the websites or any material they include in this pricing supplement.

In April 2021, S&P made a number of changes to the index methodology for the S&P Global Clean Energy Index. First, S&P changed the liquidity screen for constituent selection to utilize a six-month median daily value traded instead of a three-month average daily value traded. Second, S&P changed the constituent weighting scheme by introducing liquidity weight multiple capping. Under this weighting scheme, constituents with an exposure score of 1 are capped at the lower of 8% or five times the constituent’s liquidity weight, constituents with an exposure score of 0.75 are capped at the lower of 6% or five times the constituent’s liquidity weight, and constituents with an exposure score of 0.5 are capped at the lower of 4% or five times the constituent’s liquidity weight, and the cumulative weight of all stocks with weights greater than 4.5% cannot exceed 40% of the total index weight. Third, S&P expanded the target constituent count from 30 to 100 while including all eligible stocks with an exposure score of 1. Finally, S&P introduced quarterly reweightings to the rebalancing schedule.

In October 2021, S&P made a number of additional changes to the index methodology. First, S&P updated the eligible universe by introducing FactSet’s Revere Business Industry Classification System (“RBICS”) classifications and Trucost Power Generation Data for Utility companies. Second, S&P introduced several new exclusion criteria. Finally, S&P updated the carbon intensity screen steps.

Eligibility Criteria

For companies with multiple share classes and dual listed companies, each company is represented once by the designated listing.

In order to be included in the index, the company must have a total market capitalization of greater than or equal to $300 million, a float-adjusted market capitalization of $100 million, a 6-month median daily value traded of $3 million ($2 million for current constituents), and the stocks must be traded on a developed market exchange.

Index Construction

Stocks that satisfy the eligibility criteria for the S&P Global Clean Energy Index are reviewed for specific practices related to clean energy in their business description. S&P Global Clean Energy Index constituents are drawn from S&P Global BMI. For more information about the S&P Global BMI, see “S&P Global BMI (Broad Market Index)” below. A company will be added to the eligible universe of companies, subject to the exclusions discussed below, if it satisfies any of the following criteria:

•	it derives at least 25% in aggregate revenue from clean energy-related businesses as defined by FactSet’s RBICS data.
•

it is from “General Utilities”, as defined by the following Global Industry Classification Standard (GICS) sub-industries, that generate at least 20% of their power (as measured by S&P Trucost Limited (“Trucost”) data) from renewable sources (i.e., wind, solar, hydroelectric, biomass, and geothermal):

o	Electric Utilities (55101010)
o	Multi-Utilities (55103010)
o	Independent Power Producers & Energy Traders (55105010)
•	it is from “Renewable Utilities” as defined by the GICS Sub-industry Renewable Electricity (55105020).
•	it had an exposure score (defined below) of at least 0.5 in the universe for consideration as of the previous rebalancing.

Sustainalytics Business Activity Screenings

As of each rebalancing reference date, companies with specific levels of involvement and/or significant ownership thresholds in any of the following businesses, as specified and measured by Sustainalytics, are excluded from the eligible universe:

Sustainalytics Product Involvement	Sustainalytics Category of Involvement and Description	Sustainalytics Involvement Proxy	S&P Level of Involvement Threshold	S&P Significant Ownership Threshold
Controversial Weapons

Tailor Made and Essential & Non-Tailor Made and Non-Essential: The company is involved in the core weapon system, or components/services of the core weapon system that are, and are not, considered tailor-made and essential for the lethal use of the weapon.

		N/A	>0%	>25%
Small Arms	Civilian Customers (Assault and Non-Assault Weapons): The company manufactures and sells assault weapons and/or small arms (Non-assault weapons) to civilian customers.	Revenue	>0%	Not Relevant
Military/Law Enforcement Customers: The company manufactures and sells small arms to military/law enforcement customers.

Key Components: The company manufactures and sells key components of small arms.
Retail/Distribution (Assault and Non-Assault Weapons): The company is involved in the retail and/or distribution of assault weapons and/or small arms (Non-assault weapons).
Military Contracting	Weapons: The company manufactures military weapon systems and/or integral, tailor-made components or these weapons.	Revenue	>5%	Not Relevant
	Weapon-related products and/or services: The company provides tailor-made products and/or services that support military weapons.		>10%
Tobacco	Production: The company manufactures tobacco products.	Revenue	>0%	Not Relevant
	Related Products/Services: The company supplies tobacco-related products/services.		>5%
	Retail: The company derives revenues from the distribution and/or retail sale of tobacco products.		>5%
Thermal Coal	Extraction: The company extracts thermal coal.	Revenue	>5%	Not Relevant
	Power Generation: The company generates electricity from thermal coal.		>25%
Oil Sands	Extraction: The company extracts oil sands.	Revenue	>5%	Not Relevant
Shale Energy	Extraction: The company is involved in shale energy exploration and/or production.	Revenue	>5%	Not Relevant
Arctic Oil & Gas Exploration	Extraction: The company is involved in oil and gas exploration in Arctic regions.	Revenue	>5%	Not Relevant

Exclusions Based on Sustainalytics’ Global Standards Screening

Sustainalytics’ Global Standards Screening (“GSS”) provides an assessment of a company’s impact on stakeholders and the extent to which a company causes, contributes or is linked to violations of international norms and standards. The basis of the GSS assessments are the United Nations Global Compact (“UNGC”) Principles. Information regarding related standards is also provided in the screening, including the Organization for Economic Co-operation and Development (“OECD”) Guidelines for Multinational Enterprises and the UN Guiding Principles on Business and Human Rights, as well as their underlying conventions. Sustainalytics classifies companies into the following three statuses:

•	Non-Compliant: Classification given to companies that do not act in accordance with the UNGC principles and its associated standards, conventions and treaties.
•	Watchlist: Classification given to companies that are at risk of violating one or more principles, for which all dimensions for Non-Compliant status could not be established or confirmed.
•	Compliant: Classification given to companies that act in accordance with the UNGC principles and its associated standards, conventions, and treaties.

As of each rebalancing reference date, companies classified as Non-Compliant, according to Sustainalytics, are ineligible for index inclusion. Companies without Sustainalytics coverage are ineligible for index inclusion until they receive such coverage.

Media and Stakeholder Analysis Overlay

S&P uses RepRisk for daily filtering, screening and analysis of controversies related to companies within the index.

In cases where risks are presented, S&P releases a media and stakeholder analysis (“MSA”) which includes a range of issues such as economic crime and corruption, fraud, illegal commercial practices, human rights issues, labor disputes, workplace safety, catastrophic accidents, and environmental disasters.

The index committee will review constituents that have been flagged by S&P’s MSA to evaluate the potential impact of controversial company activities on the composition of the index. In the event that the index committee decides to remove a company in question, that company would not be eligible for re-entry into the index for one full calendar year, beginning with the subsequent rebalancing.

After determining the eligible universe, the S&P Global Clean Energy Index components are selected as follows:

1.	S&P defines exposure scores (discussed below) for each company based on the RBICS classifications and Trucost’s Power Generation Data for Utility companies as follows:

Exposure Scores
0	0.5	0.75	1
Eliminated, no exposure	Moderate clean energy exposure	Significant clean energy exposure	Maximum clean energy exposure

2.

For all companies with an exposure score of 1, 0.75, and 0.5, after introducing the exclusion criteria described above, those with a Trucost carbon-to-revenue footprint standard score (discussed below) greater than three are excluded from index inclusion. The calculation uses all stocks in the preliminary universe (before introducing the exclusion criteria described above) with an exposure score of 1. The carbon-to-revenue footprint standard score is calculated by subtracting the mean carbon-to-revenue footprint of all preliminary universe stocks with an exposure score of 1 as of the rebalancing reference date from each stock’s carbon-to-revenue footprint and then dividing the difference by the standard deviation (also determined based on preliminary universe stocks with an exposure score of 1). The top and bottom five percent (5%) are excluded from the mean and standard deviation calculations. Companies without Trucost coverage are eligible for index inclusion (companies without a Trucost carbon-to-revenue footprint are excluded from the carbon-to-revenue footprint standard score calculation process).

3.

Stocks are then ranked by the exposure scores. All exposure score 1 stocks are selected, with a target constituent count of 100. If more than 100 exposure score 1 stocks are eligible, all exposure score 1 stocks are selected. If fewer than 100 exposure score 1 stocks are eligible the following selection steps are performed.

4.

If, after step 3, there are not 100 constituents, the highest-ranking stock with an exposure score of 0.75 is selected until the target constituent count of 100 is reached. This process continues iteratively until the target constituent count is reached.

5.	If, after step 4, there are not 100 constituents, the highest-ranking stock with an exposure score of 0.5 is selected until the target constituent count of 100 is reached.
6.

If, after step 5, the index’s weighted average exposure score (i.e., the sum of the product of each constituents’ exposure score and its final optimized weights) falls below 0.85, the lowest ranking stock with an exposure score of 0.5 is removed until the index’s weighted average exposure score reaches 0.85. If after removing all stocks with an exposure score of 0.5 the weighted average exposure score is still below 0.85, the lowest ranking stock with an exposure score of 0.75 is removed until the index’s weighted average exposure score reaches 0.85. Therefore, it is possible for the final index constituent count to be below 100.

Exposure Score Calculations

The calculation and thresholds used to determine the exposure scores are determined as follows:

1.	Calculate clean revenue score
•	Calculate a revenue score for all eligible companies by aggregating the percentage of revenue across all in-scope sub-industries based on RBICS data.
2.	Calculate clean power generation score for Utilities/Power Generation companies

•	Calculate the percentage of clean power generation for companies that are involved in power generation businesses. These are companies that belong to “General Utilities” or “Renewable Utilities”.
•

Adjust the percentage of clean power generation for each company by multiplying into “Relevant Revenue”. “Relevant Revenue” is considered revenue sourced from power generation and distribution activities, as defined by RBICS data.

3.	Calculate final exposure score

For non-power generation companies, assign scores based on the following clean revenue thresholds:

Non-Power Generation Companies Exposure Scores	1	0.75	0.5	0
Clean Revenue Score (x)	x > 75%	50% < x < 75%	25% < x < 50%	x < 25%

For power generation-related companies, including companies classified as “General Utilities” and “Renewable Utilities”, there are two scores available for each company: Clean Revenue Score and Clean Power Generation Score. Score assignment is based on the maximum of the two scores:

Clean Score = Max (Clean Revenue Score, Clean Power Generation Score)

Power Generation Companies Exposure Scores	1	0.75	0.5	0
Clean Score (x)	x > 75%	50% < x < 75%	25% < x < 50%	x < 25%

4.

Companies with zero clean revenue score or clean power generation score but that had an exposure score of at least 0.5 as of the previous rebalancing may be assigned a non-zero score based on factors such as a company’s business description and its most recent reported revenue by segment.

Carbon-to-Revenue Footprint

The carbon-to-revenue footprint standard score is calculated by subtracting the mean carbon-to-revenue footprint of the selections as of the rebalancing reference date from each selection’s carbon-to-revenue footprint and then dividing the difference by the standard deviation. The top and bottom five percent are excluded from the mean and standard deviation calculations.

The carbon-to-revenue footprint data used in the methodology is calculated by Trucost, a part of S&P, and is defined as the company’s annual greenhouse gas (GHG) emissions (direct and first tier indirect), expressed as metric tons of carbon dioxide equivalent (tCO2e) emissions, divided by annual revenues for the corresponding year, expressed in millions of US dollars. Trucost’s annual research process searches for environmental performance information in annual reports, sustainability reports, websites, and other publicly disclosed sources. Third party datasets are also reviewed. Trucost then standardizes reported environmental performance data to best practice guidelines so that it can be compared across companies, regions, and business activities. To correct errors in company reporting, data control procedures are applied, including sector specialist data reviews, automated outlier identifications and year-on-year comparisons. Wherever a material metric is not disclosed, Trucost uses the modelled value to estimate the missing data fields. Trucost then conducts an annual engagement with each company, providing the opportunity to verify environmental performance and provide additional information.

Constituent Weightings

Constituents are weighted based on the product of each constituent’s float-adjusted market capitalization and exposure score by using an optimization procedure that chooses final weights in such a way to minimize the sum of the squared difference of capped weights and uncapped weights, divided by uncapped weight for each stock, subject to the following constraints:

•	Constituents with an exposure score of 1 are capped at the lower of 8% or five times the constituent’s liquidity weight.

•	Constituents with an exposure score of 0.75 are capped at the lower of 6% or five times the constituent’s liquidity weight.
•	Constituents with an exposure score of 0.5 are capped at the lower of 4% or five times the constituent’s liquidity weight.
•	The cumulative weight of all constituents within the S&P Global Clean Energy Index which have a weight greater than 4.5% cannot exceed 40%.

Calculation of the S&P Global Clean Energy Index

The S&P Global Clean Energy Index is a non-market capitalization weighted index, meaning the constituents have a user-defined weight in the index (i.e., the product of a constituent’s float-adjusted market capitalization and exposure score, subject to constituent weight caps described above).

The ETF tracks the performance of the net total return version of the S&P Global Clean Energy Index. The net total return version of the S&P Global Clean Energy Index is used to account for tax withheld from dividends. The net total return calculation begins with the price return version of the S&P Global Clean Energy Index. The value of the price return index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the S&P Global Clean Energy Index times the number of float shares of such stock times the exchange rate (when applicable) times the adjustment factor of such stock, and the denominator of which is the divisor.

WM/Refinitiv foreign exchange rates are taken daily at 4:00 PM London Time and used in the calculation of the S&P Global Clean Energy Index. These mid-market fixings are calculated by The WM Company based on Refinitiv data and appear on Refinitiv pages WMRA.

The adjustment factor of a stock is assigned at each index rebalancing date and adjusts the market capitalization of such stock to achieve the user-defined weight, while maintaining the total market value of the overall index. The adjustment factor of a stock at an index rebalancing date is equal to the product of (a) (i) an index specific constant set for the purpose of deriving the adjustment factor divided by (ii) the float-adjusted market capitalization of such stock on such index rebalancing date times (b) the user-defined weight of such stock on such index rebalancing date times (c) the exchange rate (when applicable).

The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the S&P Global Clean Energy Index reflects the total market value of all index stocks relative to the index’s base date of November 24, 2003.

In addition, the S&P Global Clean Energy Index is float-adjusted, meaning that the share counts used in calculating the S&P Global Clean Energy Index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers (including hedge funds with no board of director representation), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in the S&P Global Clean Energy Index calculation. The exclusion is accomplished by calculating an investable weight factor (“IWF”) for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Once the price return index has been calculated, the net total return index is calculated. First, the net total daily dividend for each stock in the S&P Global Clean Energy Index is calculated by multiplying the per share dividend, adjusted to account for the tax taken out of the payment based on the applicable withholding rate from the perspective of a Luxembourg investor, by the number of shares included in the S&P Global Clean Energy Index. Then the net index dividend is calculated by aggregating the net total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next the net daily total return of the S&P Global Clean Energy Index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the net index dividend and the denominator of which is the index level on the previous day. Finally, the net total return index for that day is calculated as the product of the value of the net total return index on the previous day times the sum of 1 plus the index daily net total return for that day.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the S&P Global Clean Energy Index.

Maintenance of the S&P Global Clean Energy Index

The S&P Global Clean Energy Index maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the S&P Global Clean Energy Index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions.

The S&P Global Clean Energy Index is rebalanced semi-annually effective on the third Friday of April and October, based on data from the third Friday of March and September, respectively. Rebalancing changes include additions, deletions, and weight changes, as well as a divisor adjustment. In addition, quarterly reweightings occur after the close on the third Friday of January and July.

An S&P index committee maintains the S&P Global Clean Energy Index. The index committee meets regularly. At each meeting, the index committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the S&P Global Clean Energy Index to the market, companies that are being considered as candidates for addition to the S&P Global Clean Energy Index, and any significant market events. In addition, the index committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

In addition to the daily governance of the S&P Global Clean Energy Index and maintenance of the index methodology, at least once within any 12-month period, the index committee reviews the methodology to ensure the S&P Global Clean Energy Index continues to achieve the stated objectives, and that the data and methodology remain effective. In certain instances, S&P may publish a consultation inviting comments from external parties.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the S&P Global Clean Energy Index. Set forth below is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected index stock and consequently of altering the aggregate market value of the index stocks following the event. In order that the level of the S&P Global Clean Energy Index not be affected by the altered market value (which could be an increase or decrease) of the affected index stock, S&P generally derives a new divisor by dividing the post-event market value of the index stocks by the pre-event index value, which has the effect of reducing the S&P Global Clean Energy Index post-event value to the pre-event level.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the S&P Global Clean Energy Index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the S&P Global Clean Energy Index from changing as a result of the corporate action. This helps ensure that the movement of the S&P Global Clean Energy Index does not reflect the corporate actions of individual companies in the S&P Global Clean Energy Index.

Spin-Offs

As a general policy both the parent and spin-off company generally remain in the S&P Global Clean Energy Index until the next index rebalancing. The spin-off company is added to the S&P Global Clean Energy Index at a zero price at the close of the day before the ex-date. No price adjustment is applied to the parent and there is no divisor change. All indices undergo a full review with the next rebalancing. However, if (i) the next index rebalancing is more than three months away, and (ii) either the parent company or the spin-off company is clearly not eligible for the S&P Global Clean Energy Index, then, the spin-off company is reviewed on a case-by-case basis and the appropriate treatment will be announced to clients in advance.

Several additional types of corporate actions, and their related treatment, are listed in the table below.

Corporate Action	Treatment
Company addition/deletion

Addition

There are no intra-rebalancing additions with the exception of spinoffs.

Deletion

Deletions due to delisting, acquisition or any other corporate event resulting in the deletion of the stock from the index will cause the weights of the rest of the stocks in the index to change. Relative weights will stay the same.

Change in shares outstanding	Shares outstanding changes are offset by an adjustment factor. There is no change to the index market capitalization and no divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Change in IWF	IWF changes are offset by an adjustment factor. There is no change to the index market capitalization and no divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering

All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The change in price and shares is offset by an adjustment factor to keep the index market capitalization (stock weight) unchanged. There is no change to the index market capitalization and no divisor adjustment.

Recalculation Policy

S&P reserves the right to recalculate and republish the S&P Global Clean Energy Index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the S&P Global Clean Energy Index is made at the discretion of the index manager and/or index committee, as further discussed below.  The potential market impact or disruption resulting from a recalculation is considered when making any such decision.  In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the S&P Global Clean Energy Index is recalculated.  In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the S&P Global Clean Energy Index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the S&P Global Clean Energy Index following specified guidelines. In the event that the S&P Global Clean Energy Index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Closing levels for the S&P Global Clean Energy Index are calculated by S&P based on the closing price of the individual constituents of the S&P Global Clean Energy Index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Real-time indices are not restated.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

S&P Global BMI (Broad Market Index)

The S&P Global BMI (USD) is a rules-based index that measures global stock market performance. The S&P Global BMI covers all publicly listed equities with float-adjusted market values of at least $100 million that satisfy certain liquidity and other requirements described below. The S&P Global BMI includes stocks selected from 25 developed and 25 emerging markets. The following countries are assigned to developed markets: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Luxembourg, Netherlands, New Zealand, Norway, Portugal, Singapore, South Korea, Spain, Sweden, Switzerland, United Kingdom and United States. The following countries are assigned to emerging markets: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Kuwait, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and UAE. For purposes of inclusion in the S&P Global BMI, domicile is principally based on incorporation or registration, location of operational headquarters and primary stock exchange listings, with consideration given to certain other factors deemed relevant by the index committee. To the extent a company is incorporated in certain jurisdictions for tax purposes, the index committee considers factors other than incorporation when determining domicile. The S&P Global BMI originally launched on December 31, 1992. The S&P Global BMI is reconstituted annually every September, with rebalancing, scheduled IPO updates and certain scheduled deletions (described below) made each March, June, September and December.

The S&P Global BMI is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information is available on the following websites: spglobal.com/spdji/en/indices/equity/sp-global-bmi and spdji.com. We are not incorporating by reference the websites or any material they include in this pricing supplement.

Annual Index Reconstitution and Other Reconstitution Events

All common shares or other securities that have the characteristics of common equities issued by companies domiciled in countries classified as developed or emerging markets are eligible for inclusion in the S&P Global BMI at the annual reconstitution, subject to the following requirements: (i) the company’s share class must have a float-adjusted market capitalization of at least $100 million; (ii) the security must satisfy liquidity requirements based on (a) a minimum 12-month ratio of median daily value traded to market capitalization (“12-month median value traded ratio” or “MVTR”, calculated as described below) of 20% for developed markets and 10% for emerging markets and (b) a minimum six-month median daily value traded (“6-month median daily value traded” or “6-month MDVT”) of $250,000 for developed markets and $100,000 for emerging markets; and (iii) must be an eligible type of security in accordance with index policies. The following types of securities are not eligible for inclusion in the S&P Global BMI: fixed-dividend shares, investment trusts, unit trusts, limited liability companies, business development companies, special purpose acquisition companies, ETFs, ETNs, closed-end funds, mutual fund shares, convertible bonds, equity warrants, limited partnerships, master limited partnerships, preferred stock and convertible preferred stock.

Each September, when the S&P Global BMI undergoes its annual reconstitution, existing S&P Global BMI share class constituents must have a float-adjusted market capitalization of at least $75 million to remain in the S&P Global BMI. Existing constituents must also maintain (i) a 12-month median value traded ratio (MVTR) of at least 14% and (ii) a 6-month median daily value traded (6-month MDVT) of at least $175,000 to remain in the S&P Global BMI.

For purposes of the determinations described above, “12-month median value traded ratio” or “MVTR” for a security is calculated by summing, over the 12 months preceding the relevant reference date, each month’s quotient of (i) the product of (a) the security’s median daily value traded for such month multiplied by (b) the number of days that the security traded during that month, divided by (ii) relevant company’s end-of-month float-adjusted market capitalization, all calculated in U.S. dollars. If a stock has traded for less than 12 months, the average of the available monthly values is taken and multiplied by 12.

With the exception of certain initial public offerings and spin-offs, each as described below, additions to the index are made only at the annual index reconstitution. All publicly listed multiple share class lines are eligible for index inclusion, subject to meeting the eligibility criteria.

Quarterly IPO Review

Each March, June, September and December, the index committee will review companies that have undergone initial public offerings and have been publicly trading for three months prior to the reference date described below to determine their eligibility for inclusion in the S&P Global BMI. The market capitalization, liquidity and eligible-security criteria for quarterly inclusion of an initial public offering are the same as those used at the annual reconstitution. In addition, the company’s securities must have been publicly trading for at least three months as of the reference date (the reference date is five weeks prior to the effective rebalancing date). Rebalancings goes into effect upon the market opening on the Monday morning following the third Friday of March, June, September or December.

Fast Track Inclusion of Large IPOs

Certain large initial public offerings with a float-adjusted market capitalization of at least $2 billion (calculated at the close of its first day of trading, and excluding over-allotment options) may be eligible for “fast track” inclusion in the S&P Global BMI, provided other index eligibility rules (other than the liquidity requirements) are satisfied. In addition, only newly public initial public offerings and direct placement listings will be considered eligible for fast track entry. Formerly bankrupt companies switching from an over-the-counter exchange or certain “non-covered” exchanges (based on index criteria) will not be eligible for fast track inclusion. An initial public offering may be added to the S&P Global BMI within five business day of announcement by the index sponsor that it is eligible for fast track addition or, at the discretion of the index committee during a rebalancing “freeze period” (as described below), at the scheduled quarterly effective rebalancing date.

Off-Schedule Deletions

In the event that a constituent is removed from the S&P Global BMI, there does not need to be a corresponding addition, as the S&P Global BMI does not have a fixed number of constituents. If a company’s float-adjusted market capitalization falls below $25 million, it will be removed from the S&P Global BMI. All such deletions are effective at the market opening on the Monday following the third Friday in March, June, September and December. If a company’s shares are no longer available or are no longer trading, the company is deleted from the S&P Global BMI as soon as reasonably possible provided that five days’ notice is given. In the event the information of delisting or bankruptcy becomes public after the fact, a stock may be removed from the S&P Global BMI with a one-day notice period.

License Agreement between S&P and GS Finance Corp.

The S&P Global Clean Energy Index and the S&P Global BMI are products of S&P Dow Jones Indices LLC, and have been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones

Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in notes generally or in the notes particularly or the ability of the S&P Global Clean Energy Index or the S&P Global BMI to track general market performance. S&P Dow Jones Indices’ only relationship to Goldman with respect to the S&P Global Clean Energy Index and the S&P Global BMI is the licensing of the S&P Global Clean Energy Index and the S&P Global BMI and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P Global Clean Energy Index and the S&P Global BMI are determined, composed and calculated by S&P Dow Jones Indices without regard to Goldman or the notes. S&P Dow Jones Indices have no obligation to take the needs of Goldman or the owners of the notes into consideration in determining, composing or calculating the S&P Global Clean Energy Index or the S&P Global BMI. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the S&P Global Clean Energy Index or the S&P Global BMI will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. ("BITC").  The securities are not sponsored, endorsed, sold, or promoted by BITC.  BITC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BITC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Industrial Select Sector SPDR® Fund

The shares of the Industrial Select Sector SPDR® Fund (the “ETF”) are issued by a series of the Select Sector SPDR® Trust, a registered investment company.  The ETF seeks investment results that correspond generally to the price and yield performance, before expenses, of the Industrials Select Sector Index (“the index”).  The ETF trades on the NYSE Arca under the ticker symbol “XLI”.  SSGA Funds Management, Inc. (“SSGA”) currently serves as the investment advisor to the ETF. SSGA employs a replication strategy in seeking to track the index as described under “Replication Strategy” below.

We obtained the following fee information from the SPDR® website, without independent verification.  The investment advisor is entitled to receive a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.03%.  In addition, the ETF has adopted a Distribution and Service Plan pursuant to which payments of up to 0.03% of average daily net assets may be made. The ETF also incurs other operating expenses up to an annual rate of 0.06%. As of September 30, 2021, the expense ratio of the ETF was 0.12% per annum.

For additional information regarding the Select Sector SPDR® Trust or SSGA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N−CSRS for the period ended March 31, 2021) and other information SPDR® Series Trust files with the SEC.  Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at sec.gov.  In addition, information regarding the ETF, including its top portfolio holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® website at spdrs.com. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement. We have obtained all information about the ETF from the SPDR® website without independent verification.

Investment Objective and Strategy

The ETF seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Industrials Select Sector Index. SSGA uses a replication strategy to try to achieve the ETF’s investment objective, which means that the ETF generally invests in substantially all of the securities represented in the index it tracks in approximately the same proportions as the index.  In certain situations or market conditions, the ETF may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the ETF’s investment objective and is in the best interest of the ETF.  For example, if the ETF is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the index that it tracks. Consequently, under such circumstances, such ETF may invest in a different mix of investments than it would under normal circumstances. The ETF is managed with an indexing investment strategy, attempting to track the performance of an unmanaged index of securities, regardless of the current or projected performance of the index or of the actual securities comprising the index.  This differs from an actively managed ETF, which typically seeks to outperform a benchmark index. The ETF’s performance may be less favorable than that of a portfolio managed using an active investment strategy. The structure and composition of the index will affect the performance, volatility and risk of the index and consequently, the performance, volatility and risk of the ETF.

The ETF’s investment strategy and other policies may be changed without shareholder approval.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Replication Strategy

The ETF uses a replication strategy to attempt to track the performance of the index.  This strategy involves investing in substantially all of the securities represented in the index in approximately the same proportions as the index.  Under normal market conditions, the ETF generally invests substantially all, but at least 95%, of its total assets in the securities comprising the index.  The ETF will provide shareholders with at least 60 days notice prior to any material change in this 95% investment policy. Also, the ETF may lend securities representing up to 40% of the value of the ETF's net assets.

Correlation

Although SSGA seeks to track the performance of the index (i.e., achieve a high degree of correlation with the return of the index), the ETF’s return may not match the return of the index. The ETF incurs a number of operating expenses not applicable to the index and incurs costs in buying and selling securities. In addition, the ETF may not be fully invested at times, generally as a result of cash flows into or out of the ETF or reserves of cash held by the ETF to meet redemptions.

Industry Concentration Policy

The ETF’s assets will generally be concentrated in an industry or group of industries to the extent that the index concentrates in a particular industry or group of industries.  By concentrating its assets in a single industry or group of industries, the ETF is subject to the risk that financial, economic, business or other conditions that have a negative effect on that industry or group of industries will negatively impact the ETF to a greater extent than if the ETF’s assets were invested in a wider variety of industries.

The ETF is non-diversified and may invest a larger percentage of its assets in securities of a few issuers or a single issuer than a diversified ETF.  As a result, the ETF’s performance may be disproportionately impacted by the performance of relatively few securities.

Creation Units

Prior to trading in the secondary market, shares of the ETF are issued at net asset value to certain institutional investors (typically market makers or other broker-dealers) only in block-size units, known as creation units, of 50,000 shares or multiples thereof.  As a practical matter, only institutions, market makers or large investors purchase or redeem creation units.  The principal consideration for a specified number of creation units (which may be revised at any time without notice) is a basket of securities and/or cash that constitutes a substantial replication, or a representation, of the securities included in the index.  Except when aggregated in creation units (or upon the liquidation of the ETF), shares of the ETF are not redeemable securities.  There can be no assurance that there will be sufficient liquidity in the public trading market at any time to permit assembly of a creation unit.

Share Prices and the Secondary Market

The trading prices of the ETF’s shares will fluctuate continuously throughout trading hours based on market supply and demand rather than the ETF’s net asset value, which is calculated at the end of each business day. The trading price of the ETF’s shares may deviate significantly from its net asset value during periods of market volatility.

Industrials Select Sector Index

The Industrials Select Sector Index (Bloomberg symbol, “IXI Index”), which we refer to as the index, is comprised of the constituents of the S&P 500® Index that are assigned to the Global Industry Classification Standard (“GICS®”) Industrial sector.  The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy.  The index and the S&P 500® Index are calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”). Additional information about the Industrials Select Sector Index and the S&P 500® Index is available on the following websites:us.spindices.com/indices/equity/industrials-select-sector-index and us.spindices.com/indices/equity/sp-500. We are not incorporating by reference the websites or any material they include in this pricing supplement. We have obtained all information about the index from the S&P website without independent verification.

S&P and MSCI Inc. (“MSCI”) jointly developed the GICS® in 1999 to establish a global standard for categorizing companies into sectors and industries. The GICS® classifies companies into four levels of detail: 11 sectors, 24 industry groups, 69 industries and 158 sub-industries. The eleven GICS® sectors are: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate and Utilities. GICS® was designed to classify a company according to its principal business activity. To make this determination, S&P and MSCI use revenues as a key measure of a company’s business activity. Earnings and market perception, however, are also recognized as important and relevant information for classification purposes and are taken into account during the review process. A company’s classification is reviewed annually at a minimum, and companies are under constant surveillance for corporate actions. The GICS® methodology itself is reviewed annually for changes or additions to the four classification levels.

S&P rebalances the index quarterly after the close of business on the third Friday of March, June, September and December (each, a “rebalancing effective date”). With prices reflected on the second Friday of March, June, September and December, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications to the float-adjusted market capitalization of constituent stocks are made as follows.

If any company has a float-adjusted market capitalization weight greater than 24%, S&P caps that company’s weight at 23%. S&P sets the cap to 23% to allow for a 2% buffer to mitigate against any stock exceeding 25% as of the rebalancing effective date. S&P redistributes all excess weight equally to all uncapped stocks within the index. After this redistribution, if the float-adjusted market capitalization weight of any other stock(s) then breaches 23%, S&P repeats the process iteratively until no stock breaches the 23% weight cap. The sum of the stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. If the rule in the preceding sentence is breached, then S&P ranks all the stocks in descending order of their float-adjusted market capitalization weights and the first stock that causes the 50% limit to be breached is identified. S&P then reduces the weight of that stock to 4.5%. S&P then redistributes the excess weight proportionally to all stocks with weights below 4.5% and the process is repeated iteratively until the 50% test above is satisfied. As part of the rebalancing process, S&P assigns index share amounts to each constituent stock to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each stock at the rebalancing differs somewhat from these weights due to market movements. If, on the second to last business day of March, June, September or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September or December, and membership, shares outstanding and IWFs as of the rebalancing effective date.

Except for the rebalancing process described above and the total return process described below, the index is calculated and maintained on the same basis as the S&P 500® Index, which is described below.

S&P 500® Index

The S&P 500® Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;
•	was first launched on March 4, 1957 based on an initial value of 10 from 1941-1943; and
•	is sponsored by S&P Dow Jones Indices LLC (“S&P”).

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  Although the S&P 500® Index contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the S&P 500® Index prior to July 31, 2017 may be represented by multiple share class lines in the index.  The S&P 500® Index is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information about the S&P 500® Index (including the sector weights) is available on the following websites: spglobal.com/spdji/en/indices/equity/sp-500 and spglobal.com. We are not incorporating by reference the websites or any material they include in this pricing supplement.

S&P intends for the S&P 500® Index to provide a performance benchmark for the large-cap U.S. equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Index Committee. Relevant criteria for additions to the S&P 500® Index that are employed by S&P include: the company proposed for addition should have an unadjusted company market capitalization of $13.1 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume) in the proposed constituent to float-adjusted market capitalization of that company should be at least 1.00 and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date; the company must be a U.S. company (characterized as a Form 10-K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX) (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the S&P 500® Index relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for IPOs, the company must be traded on an eligible exchange for at least twelve months (spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the S&P 500® Index). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the S&P 500® Index provided they meet the unadjusted company level market capitalization eligibility criteria for the S&P 500® Index. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the S&P 500® Index’s unadjusted company level minimum market capitalization threshold criteria.  Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet the financial viability or IWF criteria may still be added to the S&P 500® Index at the discretion of the Index Committee if the Index Committee determines that the addition could minimize turnover and enhance the representativeness of the S&P 500® Index as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies (BDCs), limited partnerships, master limited partnerships, limited liability companies (LLCs), OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, special purpose acquisition companies (SPACs), preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts (ADRs). Stocks are deleted from the S&P 500® Index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining S&P 500® Index continuity.For constituents included in the index prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the index, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions.  It is possible that one listed share class line of a company may be included in the index while a second listed share class line of the same company is excluded.  For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the index. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the index prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the index. If an index constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the index at the discretion of the S&P Index Committee.

Calculation of the Total Return of the Index

The trust tracks the performance of the total return version of the index and the index is calculated using a base-weighted aggregative methodology. The total return calculation begins with the price return of the index. The value of the price return index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the index times the number of shares of such stock included in the index, and the denominator of which is the divisor, which is described more fully below. The “market value” of any index stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such index stock that are then included in the index.

The index is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the index reflects the total market value of all index stocks relative to the index’s base date of 1941-43.

In addition, the index is float-adjusted, meaning that the share counts used in calculating the index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers that do not have direct board of director representation (including stakeholders who may have the right to appoint a board of director member but choose not to do so, stakeholders who have exercised a right to appoint a board of director “observer” even if that observer is employed by the stakeholder and stakeholders who have exercised a right to appoint an independent director who is not employed by the stakeholder), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in index calculations.

The exclusion is accomplished by calculating an IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares) / (total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Once the price return index has been calculated, the total return index is calculated. First, the total daily dividend for each stock in the index is calculated by multiplying the per share dividend by the number of shares included in the index. Then the index dividend is calculated by aggregating the total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next the daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the index dividend and the denominator of which is the index level on the previous day. Finally, the total return index for that day is calculated as the product of the value of the total return index on the previous day times the sum of 1 plus the index daily total return for that day.

Maintenance of the Index

In order to keep the index comparable over time S&P engages in an index maintenance process. The maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the index methodology, at least once within any 12 month period, the S&P Index Committee reviews the index methodology to ensure the index continues to achieve the stated objective, and that the data and methodology remain effective.

The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the index, or investment and financial experts.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the index. Set forth below under “Adjustments for Corporate Actions” is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected index stock and consequently of altering the aggregate market value of the index stocks following the event. In order that the level of the index not be affected by the altered market value (which could be an increase or decrease) of the affected index stock, S&P generally derives a new divisor by dividing the post-event market value of the index stocks by the pre-event index value, which has the effect of reducing the index’s post-event value to the pre-event level.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.

Accelerated Implementation Rule

1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:

(a)	at least US $150 million, and
(b)	at least 5% of the pre-event total shares.

In addition to the materiality threshold, public offerings must satisfy the following conditions:

•	be underwritten.
•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•	have a publicly available confirmation from an official source that the offering has been completed.

For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.

2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.

Exception to the Accelerated Implementation Rule

For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least US $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.

All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g. due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.

Announcement Policy

For accelerated implementation, S&P will generally provide two (2) business days’ notice for all non-U.S. listed stocks and U.S. listed depositary receipts, and one (1) business days’ notice for all non-depositary receipt U.S. listed stocks.

IWF Updates

Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.

IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule, regardless if there is an associated share change.

Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.

Other than the situations described above, please note that IWF changes are only made at the annual IWF review.

Share Updates

For companies with multiple share class lines, the criteria specified under the heading “Accelerated Implementation Rule” above apply to each individual multiple share class line rather than total company shares.

Exceptions:

Any non- fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalance.

Rebalancing Guidelines – Share/IWF Reference Date & Freeze Period

A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 15, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e. the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the index from changing as a result of the corporate action. This helps ensure that the movement of the index does not reflect the corporate actions of individual companies in the index.

Spin-Offs

As a general policy, a spin-off security is added to the S&P 500® Index on the ex-date at a price of zero (with no divisor adjustment) and will remain in the index for at least one trading day. The spin-off security will remain in the S&P 500® Index if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the S&P 500® Index, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Companies that are spun off from a constituent of the S&P 500® Index do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for index purposes. At the discretion of the Index Committee, a spin-off company may be retained in the S&P 500® Index if the Index Committee determines it has a total market capitalization representative of the S&P 500® Index. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the S&P 500® Index but there are other constituent companies in the S&P 500® Index that have a significantly lower total market capitalization than the spin-off company, the Index Committee may decide to retain the spin-off company in the S&P 500® Index.

Several additional types of corporate actions, and their related treatment, are listed in the table below.

Corporate Action	Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering

All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the S&P 500® Index.

Recalculation Policy

S&P reserves the right to recalculate and republish the index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the index is made at the discretion of the index manager and/or index committee, as further discussed below.  The potential market impact or disruption resulting from a recalculation is considered when making any such decision.  In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the index is recalculated. In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the index following specified guidelines. In the event that the index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Closing levels for the index are calculated by S&P based on the closing price of the individual constituents of the index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time index values are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.

If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spdji.com indicating any changes to the prices used in index calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the index. Real-time indices are not restated.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.

NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.

3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.

If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:

Market Disruption Prior to Open of Trading:

(i)

If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.

Market Disruption Intraday:

(i)

If exchanges indicate that trading will not resume for a given day, the index level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

“SPDR®” is a registered trademark of Standard & Poor's Financial Services LLC (“S&P”) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by S&P Dow Jones Indices LLC. The index is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates, and neither S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates make any representation regarding the advisability of investing in the index.

Technology Select Sector SPDR® Fund

The shares of the Technology Select Sector SPDR® Fund (the “ETF”) are issued by a series of the Select Sector SPDR® Trust, a registered investment company.  The ETF seeks investment results that correspond generally to the price and yield performance, before expenses, of the Technology Select Sector Index (“the index”).  The ETF trades on the NYSE Arca under the ticker symbol “XLK”.  SSGA Funds Management, Inc. (“SSGA”) currently serves as the investment advisor to the ETF. SSGA employs a replication strategy in seeking to track the index as described under “Replication Strategy” below. The index was reconstituted in September 2018. See “Technology Select Sector Index” below.

We obtained the following fee information from the SPDR® website, without independent verification.  The investment advisor is entitled to receive a management fee from the ETF based on a percentage of the ETF’s average daily net assets, at an annual rate of 0.03%.  In addition, the ETF has adopted a Distribution and Service Plan pursuant to which payments of up to 0.03% of average daily net assets may be made. The ETF also incurs other operating expenses up to an annual rate of 0.06%. As of September 30, 2021, the gross expense ratio of the ETF was 0.12% per annum.

For additional information regarding the Select Sector SPDR® Trust or SSGA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N−CSRS for the period ended March 31, 2021) and other information SPDR® Series Trust files with the SEC. In addition, information regarding the ETF, including the top ten holdings, may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and the SPDR® website at spdrs.com. We are not incorporating by reference the website, the sources listed above or any material they include in this pricing supplement. We have obtained all information about the ETF from the SPDR® website without independent verification.

Investment Objective and Strategy

The ETF seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Technology Select Sector Index, which is comprised of companies in the Information Technology sector. SSGA uses a replication strategy to try to achieve the ETF’s investment objective, which means that the ETF generally invests in substantially all of the securities represented in the index it tracks in approximately the same proportions as the index.  In certain situations or market conditions, the ETF may temporarily depart from its normal investment policies and strategies provided that the alternative is consistent with the ETF’s investment objective and is in the best interest of the ETF.  For example, if the ETF is unable to invest directly in a component security or if a derivative investment may provide higher liquidity than other types of investments, it may make larger than normal investments in derivatives to maintain exposure to the index that it tracks. Consequently, under such circumstances, such ETF may invest in a different mix of investments than it would under normal circumstances. The ETF is managed with an indexing investment strategy, attempting to track the performance of an unmanaged index of securities, regardless of the current or projected performance of the index or of the actual securities comprising the index.  This differs from an actively managed ETF, which typically seeks to outperform a benchmark index. The ETF’s performance may be less favorable than that of a portfolio managed using an active investment strategy. The structure and composition of the index will affect the performance, volatility and risk of the index and consequently, the performance, volatility and risk of the ETF.

The ETF’s investment strategy and other policies may be changed without shareholder approval.

Notwithstanding the ETF’s investment objective, the return on your notes will not reflect any dividends paid on the ETF shares, on the securities purchased by the ETF or on the securities that comprise the index.

Replication Strategy

The ETF uses a replication strategy to attempt to track the performance of the index.  This strategy involves investing in substantially all of the securities represented in the index in approximately the same proportions as the index.  Under normal market conditions, the ETF generally invests substantially all, but at least 95%, of its total assets in the securities comprising the index.  The ETF will provide shareholders with at least 60 days notice prior to any material change in this 95% investment policy. Also, the ETF may lend securities representing up to 40% of the value of the ETF's net assets.

Correlation

Although SSGA seeks to track the performance of the index (i.e., achieve a high degree of correlation with the return of the index), the ETF’s return may not match the return of the index. The ETF incurs a number of operating expenses not applicable to the index and incurs costs in buying and selling securities. In addition, the ETF may not be fully invested at times, generally as a result of cash flows into or out of the ETF or reserves of cash held by the ETF to meet redemptions.

Industry Concentration Policy

The ETF’s assets will generally be concentrated in an industry or group of industries to the extent that the index concentrates in a particular industry or group of industries.  By concentrating its assets in a single industry or group of industries, the ETF is subject to the risk that financial, economic, business or other conditions that have a negative effect on that industry or group of industries will negatively impact the ETF to a greater extent than if the ETF’s assets were invested in a wider variety of industries.

The ETF is non-diversified and may invest a larger percentage of its assets in securities of a few issuers or a single issuer than a diversified ETF.  As a result, the ETF’s performance may be disproportionately impacted by the performance of relatively few securities.

Creation Units

Prior to trading in the secondary market, shares of the ETF are issued at net asset value to certain institutional investors (typically market makers or other broker-dealers) only in block-size units, known as creation units, of 50,000 shares or multiples thereof.  As a practical matter, only institutions, market makers or large investors purchase or redeem creation units.  The principal consideration for a specified number of creation units (which may be revised at any time without notice) is a basket of securities and/or cash that constitutes a substantial replication, or a representation, of the securities included in the index.  Except when aggregated in creation units (or upon the liquidation of the ETF), shares of the ETF are not redeemable securities.  There can be no assurance that there will be sufficient liquidity in the public trading market at any time to permit assembly of a creation unit.

Share Prices and the Secondary Market

The trading prices of the ETF’s shares will fluctuate continuously throughout trading hours based on market supply and demand rather than the ETF’s net asset value, which is calculated at the end of each business day. The trading price of the ETF’s shares may deviate significantly from its net asset value during periods of market volatility.

Technology Select Sector Index

The Technology Select Sector Index (Bloomberg symbol, “IXT Index”), which we refer to as the index, is comprised of the constituents of the S&P 500® Index that are assigned to the Global Industry Classification Standard (“GICS®”) Information Technology sector. The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy. The index and the S&P 500® Index are calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”). Additional information about the Technology Select Sector Index and the S&P 500® Index is available on the following websites: us.spindices.com/indices/equity/technology-select-sector-index and us.spindices.com/indices/equity/sp-500. We are not incorporating by reference the websites or any material they include in this pricing supplement. We have obtained all information about the index from the S&P website without independent verification.

S&P and MSCI Inc. (“MSCI”) jointly developed the GICS® in 1999 to establish a global standard for categorizing companies into sectors and industries. The GICS® classifies companies into four levels of detail: 11 sectors, 24 industry groups, 69 industries and 158 sub-industries. The eleven GICS® sectors are: Communication Services, Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Real Estate, and Utilities. GICS® was designed to classify a company according to its principal business activity. To make this determination, S&P and MSCI use revenues as a key measure of a company’s business activity. Earnings and market perception, however, are also recognized as important and relevant information for classification purposes and are taken into account during the review process. A company’s classification is reviewed annually at a minimum, and companies are under constant surveillance for corporate actions. The GICS® methodology itself is reviewed annually for changes or additions to the four classification levels.

As of the close of business on September 21, 2018, S&P and MSCI, Inc. updated the GICS® structure. Among other things, the update broadened the Telecommunications Services sector and renamed it the Communication Services sector. The renamed sector includes the previously existing Telecommunication Services Industry group, as well as the Media Industry group, which was moved from the Consumer Discretionary sector and renamed the Media & Entertainment Industry group. The Media & Entertainment Industry group contains three industries: Media, Entertainment and Interactive Media & Services. The Media industry continues to consist of the Advertising, Broadcasting, Cable & Satellite and Publishing sub-industries. The Entertainment industry contains the Movies & Entertainment sub-industry (which includes online entertainment streaming companies in addition to companies previously classified in such industry prior to September 21, 2018) and the Interactive Home Entertainment sub-industry (which includes companies previously classified in the Home Entertainment Software sub-industry prior to September 21, 2018 (when the Home Entertainment Software sub-industry was a sub-industry in the Information Technology sector)), as well as producers of interactive gaming products, including mobile gaming applications). The Interactive Media & Services industry and sub-industry includes companies engaged in content and information creation or distribution through proprietary platforms, where revenues are derived primarily through pay-per-click advertisements, and includes search engines, social media and networking platforms, online classifieds and online review companies.  The Global Industry Classification Sector structure changes were effective for the Technology Select Sector Index as of the open of business on September 24, 2018 to coincide with the September 2018 quarterly rebalancing. As a result of the above changes, certain companies from the Information Technology sector or the former Telecommunication Services sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector. For example, due to the reclassification, Facebook Inc., Alphabet Inc., Verizon Communications Inc., AT&T Inc., Activision Blizzard Inc., Electronic Arts Inc., Twitter Inc., Centurylink Inc. and Take-Two Interactive Software were moved from the Technology Select Sector Index to the Communication Services Select Sector Index, and eBay Inc. was moved from the Technology Select Sector Index to the Consumer Discretionary Select Sector Index.

S&P rebalances the index quarterly after the close of business on the third Friday of March, June, September and December (each, a “rebalancing effective date”). With prices reflected on the second Friday of March, June, September and December, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications to the float-adjusted market capitalization of constituent stocks are made as follows.

If any company has a float-adjusted market capitalization weight greater than 24%, S&P caps that company’s weight at 23%. S&P sets the cap to 23% to allow for a 2% buffer to mitigate against any stock exceeding 25% as of the rebalancing effective date. S&P redistributes all excess weight equally to all uncapped stocks within the index. After this redistribution, if the float-adjusted market capitalization weight of any other stock(s) then breaches 23%, S&P repeats the process iteratively until no stock breaches the 23% weight cap. The sum of the stocks with weight greater than 4.8% cannot exceed 50% of the total index weight. If the rule in the preceding sentence is breached, then S&P ranks all the stocks in descending order of their float-adjusted market capitalization weights and the first stock that causes the 50% limit to be breached is identified. S&P then reduces the weight of that stock to 4.5%. S&P then redistributes the excess weight proportionally to all stocks with weights below 4.5% and the process is repeated iteratively until the 50% test above is satisfied. As part of the rebalancing process, S&P assigns index share amounts to each constituent stock to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each stock at the rebalancing differs somewhat from these weights due to market movements. If, on the second to last business day of March, June, September or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September or December, and membership, shares outstanding and IWFs as of the rebalancing effective date.

Except for the rebalancing process described above and the total return process described below, the index is calculated and maintained on the same basis as the S&P 500® Index, which is described below.

S&P 500® Index

The S&P 500® Index, which we also refer to in this description as the “index”:

•	is an equity index, and therefore cannot be invested in directly;
•	does not file reports with the SEC because it is not an issuer;

•	was first launched on March 4, 1957 based on an initial value of 10 from 1941-1943; and
•	is sponsored by S&P Dow Jones Indices LLC (“S&P”).

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  Although the S&P 500® Index contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the S&P 500® Index prior to July 31, 2017 may be represented by multiple share class lines in the index.  The S&P 500® Index is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information about the S&P 500® Index (including the sector weights) is available on the following websites: spglobal.com/spdji/en/indices/equity/sp-500 and spglobal.com. We are not incorporating by reference the websites or any material they include in this pricing supplement.

S&P intends for the S&P 500® Index to provide a performance benchmark for the large-cap U.S. equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P Index Committee. Relevant criteria for additions to the S&P 500® Index that are employed by S&P include: the company proposed for addition should have an unadjusted company market capitalization of $13.1 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); using composite pricing and volume, the ratio of annual dollar value traded (defined as average closing price over the period multiplied by historical volume) in the proposed constituent to float-adjusted market capitalization of that company should be at least 1.00 and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date; the company must be a U.S. company (characterized as a Form 10-K filer with its U.S. portion of fixed assets and revenues constituting a plurality of the total and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX) (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the S&P 500® Index relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles (GAAP) earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for IPOs, the company must be traded on an eligible exchange for at least twelve months (spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the S&P 500® Index). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the S&P 500® Index provided they meet the unadjusted company level market capitalization eligibility criteria for the S&P 500® Index. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the S&P 500® Index’s unadjusted company level minimum market capitalization threshold criteria.  Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the S&P 500® Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet the financial viability or IWF criteria may still be added to the S&P 500® Index at the discretion of the Index Committee if the Index Committee determines that the addition could minimize turnover and enhance the representativeness of the S&P 500® Index as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies (BDCs), limited partnerships, master limited partnerships, limited liability companies (LLCs), OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, special purpose acquisition companies (SPACs), preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts (ADRs). Stocks are deleted from the S&P 500® Index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining S&P 500® Index continuity.For constituents included in the index prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the index, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions.  It is possible that one listed share class line of a company may be included in the index while a second listed share class line of the same company is excluded.  For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the index. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the index prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the index. If an index constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the index at the discretion of the S&P Index Committee.

Calculation of the Total Return of the Index

The trust tracks the performance of the total return version of the index and the index is calculated using a base-weighted aggregative methodology. The total return calculation begins with the price return of the index. The value of the price return index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the index times the number of shares of such stock included in the index, and the denominator of which is the divisor, which is described more fully below. The “market value” of any index stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such index stock that are then included in the index.

The index is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the index reflects the total market value of all index stocks relative to the index’s base date of 1941-43.

In addition, the index is float-adjusted, meaning that the share counts used in calculating the index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, exchange traded fund providers, investment funds, asset managers that do not have direct board of director representation (including stakeholders who may have the right to appoint a board of director member but choose not to do so, stakeholders who have exercised a right to appoint a board of director “observer” even if that observer is employed by the stakeholder and stakeholders who have exercised a right to appoint an independent director who is not employed by the stakeholder), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in index calculations.

The exclusion is accomplished by calculating an IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares) / (total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Once the price return index has been calculated, the total return index is calculated. First, the total daily dividend for each stock in the index is calculated by multiplying the per share dividend by the number of shares included in the index. Then the index dividend is calculated by aggregating the total daily dividends for each of the index stocks (which may be zero for some stocks) and dividing by the divisor for that day. Next the daily total return of the index is calculated as a fraction minus 1, the numerator of which is the sum of the index level plus the index dividend and the denominator of which is the index level on the previous day. Finally, the total return index for that day is calculated as the product of the value of the total return index on the previous day times the sum of 1 plus the index daily total return for that day.

Maintenance of the Index

In order to keep the index comparable over time S&P engages in an index maintenance process. The maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the index methodology, at least once within any 12 month period, the S&P Index Committee reviews the index methodology to ensure the index continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the index, or investment and financial experts.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the index. Set forth below under “Adjustments for Corporate Actions” is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected index stock and consequently of altering the aggregate market value of the index stocks following the event. In order that the level of the index not be affected by the altered market value (which could be an increase or decrease) of the affected index stock, S&P generally derives a new divisor by dividing the post-event market value of the index stocks by the pre-event index value, which has the effect of reducing the index’s post-event value to the pre-event level.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.

Accelerated Implementation Rule

1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:

(c)	at least US $150 million, and
(d)	at least 5% of the pre-event total shares.

In addition to the materiality threshold, public offerings must satisfy the following conditions:

•	be underwritten.
•	have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.
•	have a publicly available confirmation from an official source that the offering has been completed.

For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings represent at least 5% of total shares and $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.

2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.

Exception to the Accelerated Implementation Rule

For non-mandatory corporate actions subject to the accelerated implementation rule with a size of at least US $1 billion, S&P will apply the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.

All non-mandatory events not covered by the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) will be implemented quarterly coinciding with the third Friday of the third month in each calendar quarter. In addition, events that were not implemented under the accelerated implementation rule but were found to have been eligible, (e.g. due to lack of publicly available information at the time of the event) are implemented as part of a quarterly rebalancing.

Announcement Policy

For accelerated implementation, S&P will generally provide two (2) business days’ notice for all non-U.S. listed stocks and U.S. listed depositary receipts, and one (1) business days’ notice for all non-depositary receipt U.S. listed stocks.

IWF Updates

Accelerated implementation for events less than $1 billion will include an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the next annual IWF review.

IWF changes will only be made at the quarterly review if the change represents at least 5% of total current shares outstanding and is related to a single corporate action that did not qualify for the accelerated implementation rule, regardless if there is an associated share change.

Quarterly share change events resulting from the conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are considered to be available to investors unless there is explicit information stating that the new owner is a strategic holder.

Other than the situations described above, please note that IWF changes are only made at the annual IWF review.

Share Updates

For companies with multiple share class lines, the criteria specified under the heading “Accelerated Implementation Rule” above apply to each individual multiple share class line rather than total company shares.

Exceptions:

Any non- fully paid or non-fully settled offering such as forward sales agreements are not eligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms or the settlement of forward sale agreements are updated at a future quarterly share rebalance.

Rebalancing Guidelines – Share/IWF Reference Date & Freeze Period

A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 15, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e. the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the index from changing as a result of the corporate action. This helps ensure that the movement of the index does not reflect the corporate actions of individual companies in the index.

Spin-Offs

As a general policy, a spin-off security is added to the S&P 500® Index on the ex-date at a price of zero (with no divisor adjustment) and will remain in the index for at least one trading day. The spin-off security will remain in the S&P 500® Index if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the S&P 500® Index, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Companies that are spun off from a constituent of the S&P 500® Index do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for index purposes. At the discretion of the Index Committee, a spin-off company may be retained in the S&P 500® Index if the Index Committee determines it has a total market capitalization representative of the S&P 500® Index. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the S&P 500® Index but there are other constituent companies in the S&P 500® Index that have a significantly lower total market capitalization than the spin-off company, the Index Committee may decide to retain the spin-off company in the S&P 500® Index.

Several additional types of corporate actions, and their related treatment, are listed in the table below.

Corporate Action	Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.

Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering

All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the S&P 500® Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the S&P 500® Index.

Recalculation Policy

S&P reserves the right to recalculate and republish the index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the index is made at the discretion of the index manager and/or index committee, as further discussed below.  The potential market impact or disruption resulting from a recalculation is considered when making any such decision.  In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the index is recalculated. In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the index following specified guidelines. In the event that the index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Closing levels for the index are calculated by S&P based on the closing price of the individual constituents of the index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time index values are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.

If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spdji.com indicating any changes to the prices used in index calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the index. Real-time indices are not restated.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.

NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.

3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.

If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:

Market Disruption Prior to Open of Trading:

(iii)

If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(iv)	If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.

Market Disruption Intraday:

(ii)

If exchanges indicate that trading will not resume for a given day, the index level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

“SPDR®” is a registered trademark of Standard & Poor's Financial Services LLC (“S&P”) and Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and have been licensed for use by S&P Dow Jones Indices LLC. The index is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates, and neither S&P Dow Jones Indices LLC, Dow Jones, S&P or their respective affiliates make any representation regarding the advisability of investing in the index.

Historical Closing Levels of the Underliers

The closing levels of the underliers have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underliers have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing level of any underlier during the period shown below is not an indication that such underlier is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical closing levels of an underlier as an indication of the future performance of an underlier, including because of the recent volatility described above. We cannot give you any assurance that the future performance of any underlier or the underlier stocks will result in you receiving the outstanding face amount of your notes on the stated maturity date.

Neither we nor any of our affiliates make any representation to you as to the performance of the underliers. Before investing in the offered notes, you should consult publicly available information to determine the relevant underlier levels between the date of this pricing supplement and the date of your purchase of the offered notes and, given the recent volatility described above, you should pay particular attention to recent levels of the underliers. The actual performance of an underlier over the life of the offered notes, as well as the cash settlement amount at maturity may bear little relation to the historical levels shown below.

The graphs below show the daily historical closing levels of each underlier from January 1, 2016 through November 19, 2021. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity ETFs. We obtained the levels in the graphs below from Bloomberg Financial Services, without independent verification.

Historical Performance of the iShares® Global Clean Energy ETF

* Effective April 19, 2021 and October 18, 2021, the underlying index underwent significant methodology changes, including the expansion of the tracking index’s target constituent count. As a result, any historical information about the performance of the underlier for any period before October 18, 2021 will be during a period in which the underlier tracked the underlying index before the methodology changes were effective, and therefore should not be considered information relevant to how the underlier will perform on or after October 18, 2021. See “The Underlier” above for more information about the underlying index. In the graph, closing levels to the left of the vertical solid line marker reflect the historical closing levels of the underlier before the underlying index methodology changes were effective on October 18, 2021. Closing levels to the right of the vertical solid line marker reflect the historical closing levels of the underlier after the underlying index methodology changes were effective on October 18, 2021.

Historical Performance of the Industrial Select Sector SPDR® Fund

Historical Performance of the Technology Select Sector SPDR® Fund and the

Technology Select Sector Index

Historical Closing Levels of the Technology Select Sector SPDR® Fund

You should not take the historical closing levels of the Technology Select Sector SPDR® Fund as an indication of the future performance of the Technology Select Sector SPDR® Fund. As discussed above under “The Technology Select Sector SPDR® Fund Was Reconstituted in September 2018 Based on Changes to the Technology Select Sector Index and No Longer Provides Exposure to Certain Companies that Were Previously Included in the Technology Select Sector Index and Heavily Weighted in the Technology Select Sector SPDR® Fund”, the performance of the Technology Select Sector SPDR® Fund prior to its reconstitution in September 2018 might have been meaningfully different had it tracked the reconstituted Technology Select Sector Index at that time. We cannot give you any assurance that the future performance of the Technology Select Sector SPDR® Fund or its underlying stocks will result in your receiving an amount greater than the outstanding face amount of your notes on the stated maturity date.

The graph below shows the daily historical closing levels of the Technology Select Sector SPDR® Fund from September 24, 2018 through November 19, 2021. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities and, as a result, the level of most equity indices or equity ETFs. We obtained the closing levels of the Technology Select Sector Fund in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Technology Select Sector SPDR® Fund

* We are not providing the historical closing levels of the Technology Select Sector SPDR® Fund prior to September 24, 2018, the date GICS® structure changes were effective for the Technology Select Sector Index. Before the changes to the GICS® were implemented, the Technology Select Sector Index was designed to measure the performance of the companies assigned to the Information Technology sector and Telecommunication Services sector. After the changes to GICS® were implemented, the Technology Select Sector Index was reconstituted so that it now measures the performance of the companies assigned to the Information Technology sector only. Moreover, a number of companies from the Information Technology sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector and consequently removed from the Technology Select Sector Index and the Technology Select Sector SPDR® Fund. As a result, the performance of the Technology Select Sector SPDR® Fund prior to the reconstitution of the Technology Select Sector Index might have been meaningfully different had it tracked the reconstituted Technology Select Sector Index at that time.

Historical Closing Levels of the Technology Select Sector Index

The closing level of the Technology Select Sector Index has fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the closing level of the Technology Select Sector Index during the period shown below is not an indication that the Technology Select Sector Index is more or less likely to increase or decrease at any time during the life of your notes.

You should not take the historical levels of the Technology Select Sector Index as an indication of the future performance of the Technology Select Sector Index.

Neither we nor any of our affiliates make any representation to you as to the performance of the Technology Select Sector Index. The actual performance of the Technology Select Sector Index over the life of the offered notes may bear little relation to the historical closing levels shown below.

Although the Technology Select Sector SPDR® Fund seeks to track the performance of the Technology Select Sector Index as closely as possible, the Technology Select Sector SPDR® Fund’s return may not match or achieve a high degree of correlation with the return of the Technology Select Sector Index due to, among other things, operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. For a discussion of these reasons, please see “Additional Risk Factors Specific to Your Notes — Each Underlier and Its Underlying Index are Different and the Performance of Each Underlier May Not Correlate with the Performance of its Underlying Index” above. Please also see “The Technology Select Sector SPDR® Fund — Correlation” above for a table containing relative performance data of the Technology Select Sector SPDR® Fund’s shares before taxes and the Technology Select Sector Index (from which the tracking error can be derived). You should not take the graph as an indication of the future performance of the Technology Select Sector Index or the Technology Select Sector SPDR® Fund.

The graph below shows the daily historical closing levels of the Technology Select Sector Index from September 24, 2018 through November 19, 2021. We obtained the closing levels of the Technology Select Sector Index in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of the Technology Select Sector Index

* We are not providing the historical closing levels of the Technology Select Sector Index prior to September 24, 2018, the date GICS® structure changes were effective for the Technology Select Sector Index. Before the changes to GICS® were implemented, the Technology Select Sector Index was designed to measure the performance of the companies assigned to the Information Technology sector and Telecommunication Services sector. After the changes to GICS® were implemented, the Technology Select Sector Index was reconstituted so that it now measures the performance of the companies assigned to the Information Technology sector. Moreover, a number of companies from the Information Technology sector were reclassified under the new Communication Services sector or the Consumer Discretionary sector and consequently removed from the Technology Select Sector Index. As a result, the performance of the Technology Select Sector Index prior to its reconstitution might have been meaningfully different.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement.

The following section is the opinion of Sidley Austin LLP, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin LLP that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

●	a dealer in securities or currencies;
●	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
●	a bank;
●	a life insurance company;
●	a tax exempt organization;
●	a partnership;
●	a regulated investment company;
●	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
●	a person that owns a note as a hedge or that is hedged against interest rate risks;
●	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or
●	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

●	a citizen or resident of the United States;
●	a domestic corporation;
●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment. You will be obligated pursuant to the terms of the notes — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your notes for all tax purposes as pre-paid derivative contracts in respect of the underliers. Except as otherwise stated below, the discussion herein assumes that the notes will be so treated.

Upon the sale, exchange or maturity of your notes, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your notes. Your tax basis in the notes will generally be equal to the amount that you paid for the notes. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.

In addition, the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to your notes. If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale, exchange or maturity of your notes would be re-characterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such re-characterized capital gain) to the extent that such capital gain exceeds the amount of “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code). Because the application of the constructive ownership rules is unclear you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange or maturity of your notes would be treated as ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

It is also possible that your notes could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the offered notes, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Backup Withholding and Information Reporting

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — United States Holders” in the accompanying prospectus.

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting—United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.

Non-United States Holders

This section applies to you only if you are a non-United States holder. You are a non-United States holder if you are the beneficial owner of notes and are, for U.S. federal income tax purposes:

●	a nonresident alien individual;
●	a foreign corporation; or
●	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the notes.

You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — Non-United States Holders” with respect to payments on your notes at maturity and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Non-United States Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective non-United States holders of the notes should consult their tax advisors in this regard.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your notes to be subject to withholding, even if you comply with certification requirements as to your foreign status.

In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underliers during the term of the notes. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2023, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017.  In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations).  We have determined that, as of the issue date of your notes, your notes will not be subject to withholding under these rules.  In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required.  You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to the FATCA withholding rules.

SUPPLEMENTAL PLAN OF DISTRIBUTION; CONFLICTS OF INTEREST

See “Supplemental Plan of Distribution” on page S-49 of the accompanying general terms supplement no. 2,913 and “Plan of Distribution — Conflicts of Interest” on page 129 of the accompanying prospectus. GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $10,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate face amount of the offered notes specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the notes to the public at the original issue price set forth on the cover page of this pricing supplement, and to certain securities dealers at such price less a concession not in excess of 0.5% of the face amount. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder. We have been advised that GS&Co. will also pay a fee in connection with the distribution of the notes to SIMON Markets LLC, a broker-dealer affiliated with GS Finance Corp.

We will deliver the notes against payment therefor in New York, New York on November 24, 2021. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to two business days before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the notes. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the notes.

The notes will not be listed on any securities exchange or interdealer quotation system.

VALIDITY OF THE NOTES AND GUARANTEE

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the notes offered by this pricing supplement have been executed and issued by GS Finance Corp., such notes have been authenticated by the trustee pursuant to the indenture, and such notes have been delivered against payment as contemplated herein, (a) such notes will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such notes will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated February 23, 2021, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on February 23, 2021.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement the accompanying general terms supplement no. 2,913, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying prospectus supplement and the accompanying prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this pricing supplement, the accompanying general terms supplement no. 2,913, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

$552,000

GS Finance Corp.

ETF-Linked Notes due 2024

guaranteed by

The Goldman Sachs Group, Inc.

Goldman Sachs & Co. LLC